                                                                [Execution Copy]



                        FIRST AMENDMENT AND RESTATEMENT

                          Dated as of June  20, 1997

                                      TO

                            PARTICIPATION AGREEMENT

                         Dated as of December 15, 1994

                               TABLE OF CONTENTS

                                   ARTICLE I

                              Commitments.............................................   2
                              -----------
SECTION 1.01          Delivery and Purchase of Leased Premises; Construction
                      ------------------------------------------------------
          of Improvements.............................................................   2
          ---------------
SECTION 1.02          Participation by the Equity Participant.........................   2
                      ---------------------------------------
SECTION 1.03          Participation by the Lenders....................................   2
                      ----------------------------
SECTION 1.04          The Lessee's Responsibilities...................................   2
                      -----------------------------
SECTION 1.05          The Equity Participant's Instructions to the Lessor.............   2
                      ---------------------------------------------------
SECTION 1.06          Fees Payable by Lessee..........................................   3
                      ----------------------
SECTION 1.07          Closing.........................................................   3
                      -------

                                  ARTICLE II

                              Representations And Warranties..........................   3
                              ------------------------------
SECTION 2.01          Representations and Warranties of the Lessee and the
                      ----------------------------------------------------
          Permitted Sublessees........................................................   3
          --------------------
SECTION 2.02          Representations and Warranties of the Equity Participant........   9
                      --------------------------------------------------------
SECTION 2.03          Representations and Warranties of the Lenders...................  10
                      ---------------------------------------------
SECTION 2.04          Representations and Warranties of Trust Company.................  11
                      -----------------------------------------------

                                  ARTICLE III

                              Conditions..............................................  12
                              ----------
SECTION 3.01          Conditions of the Lenders, the Equity Participant and the
                      ---------------------------------------------------------
          Lessor......................................................................  12
          ------
SECTION 3.02          Additional Conditions Precedent with Respect to Closing
                      -------------------------------------------------------
          Dates for the Leased Premises...............................................  14
          -----------------------------
SECTION 3.03.         Additional Conditions Precedent to Advances.....................  16
                      --------------------------------------------

                                 ARTICLE IIIA

          CERTAIN TRANSFERS OCCURRING IN CONNECTION WITH
                        THE EFFECTIVE DATE;
            CONDITIONS PRECEDENT TO THE EFFECTIVE DATE................................  17
SECTION 3.01A         Certain Transfers Occurring in Connection with the
                      --------------------------------------------------
          Effective Date..............................................................  17
          --------------
SECTION 3.02A         Conditions Precedent to the Effective Date......................  17
                      ------------------------------------------

                                  ARTICLE IV

                              Agreements..............................................  18
                              ----------
SECTION 4.01          Basic Reporting Requirements of the Lessee and the
                      --------------------------------------------------
          Permitted Sublessees........................................................  18
          --------------------
SECTION 4.02          Assumption of Risk and Indemnification..........................  19
                      --------------------------------------
SECTION 4.03          Certain Covenants of the Lessee and the Permitted
                      -------------------------------------------------
          Sublessees..................................................................  22
          ----------
SECTION 4.04          Acknowledgment of Notice of Assignment..........................  25
                      --------------------------------------
SECTION 4.05          Implementation of Assignment....................................  26
                      ----------------------------
SECTION 4.06          Covenants of the Lenders........................................  27
                      ------------------------
SECTION 4.07          Withholding Taxes...............................................  28
                      -----------------
SECTION 4.08          Replacement for Illegality, Burdensome Indemnity or.............  29
                      ---------------------------------------------------
          Other Events.
          ------------

                                   ARTICLE V

                      Assignment Of The Lessor's Interest.............................  29
                      -----------------------------------

                                  ARTICLE VI

                              Miscellaneous...........................................  30
                              -------------
SECTION 6.01          Payment of Transaction Expenses.................................  30
                      -------------------------------
SECTION 6.02          Notices.........................................................  30
                      -------
SECTION 6.03          Survival;Entire Agreement.......................................  30
                      -------------------------
SECTION 6.04          Holders of Notes................................................  31
                      ----------------
SECTION 6.05          Amendments and Waivers..........................................  31
                      ----------------------
SECTION 6.06          Governing Law; Consent to Jurisdiction, Etc.....................  31
                      -------------------------------------------
SECTION 6.07          Non-Recourse....................................................  32
                      ------------
SECTION 6.08          Invalidity of Provisions........................................  32
                      ------------------------
SECTION 6.09          Counterparts....................................................  32
                      ------------
SECTION 6.10.         No Reliance.....................................................  32
                      -----------
SECTION 6.11.         Confidentiality.................................................  32
                      ---------------
SECTION 6.12.         Interpretation..................................................  33
                      --------------

     FIRST AMENDMENT AND RESTATEMENT, dated as of June 20, 1997, to the PARTICIPATION AGREEMENT (the "Original Participation Agreement"), dated as of December 15, 1994, among SMART & FINAL INC., a Delaware corporation (the "Lessee"), SMART & FINAL STORES CORPORATION, a California corporation, and PORT STOCKTON FOOD DISTRIBUTORS, INC., a California corporation (each a "Permitted Sublessee" and together, the "Permitted Sublessees"), FLEET NATIONAL BANK (as successor to SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION), a national banking association, not in its individual capacity (except as expressly stated herein) but solely as the Owner Trustee under the Trust Agreement (the "Lessor"), CREDIT LYONNAIS LOS ANGELES BRANCH, a branch duly licensed under the laws of the Cayman Islands of a banking corporation organized and existing under the laws of the Republic of France; BANK LEUMI LE-ISRAEL, B.M., a banking corporation organized and existing under the laws of Israel, The FUJI BANK, LIMITED, LOS ANGELES AGENCY, an agency duly licensed under the laws of The State of California of a banking corporation organized and existing under the laws of Japan; THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY, an agency duly licensed under the laws of The State of California of a banking corporation organized and existing under the laws of Japan; and VIA BANQUE, a banking corporation organized and existing under the laws of the Republic of France (each of the foregoing holding Series A Notes, being in such capacity a "Series A Lender"; and each of the foregoing holding Series B Notes, being in such capacity a "Series B Lender"); CREDIT LYONNAIS LEASING CORP., as the Equity Participant under the Trust Agreement (the "Equity Participant") and CREDIT LYONNAIS NEW YORK BRANCH, a branch duly licensed under the laws of New York of a banking corporation organized and existing under the laws of the Republic of France, as agent for the Lenders (the "Agent"). Capitalized term used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Definition Schedule attached hereto as Exhibit A.

                            PRELIMINARY STATEMENTS

     As of the date hereof, all of the Advances contemplated under the Original Participation Agreement have been fully funded.

     On the date hereof, the additional financial institutions signing below are becoming Series A and Series B Lenders; First Hawaiian Bank is ceasing to be a Series A Lender and a Series B Lender; and Credit Lyonnais Los Angeles Branch is reducing its proportionate share of the facility in order to accommodate such additional financial institutions. Bank Leumi Le-Israel, which became a party to the Original Participation Agreement pursuant to an assignment and assumption, is continuing its participation as a Series A Lender and a Series B Lender.

     In connection with the events referred to in the preceding two paragraphs, the parties hereto are amending and restating the Original Participation Agreement (and certain of the other documentation entered into in connection therewith).

     The parties hereto hereby agree that the Original Participation Agreement is amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                  Commitments
                                  -----------

     SECTION 1.01   Delivery and Purchase of Leased Premises; Construction of
                    ---------------------------------------------------------
Improvements.  Subject to the terms and conditions hereof and in reliance upon
------------
the representations and warranties of the other parties hereto set forth herein and in the other Transaction Documents, the Lessor has purchased each Leased Premises on the related Closing Date therefor for an amount equal to the Purchase Price thereof and on each Advance Date the Lessor made an Advance to the Lessee in an amount equal to the Lessor's Share of Improvement Cost reimbursable on such Advance Date.

          SECTION 1.02   Participation by the Equity Participant. Subject to the
                         ---------------------------------------
terms and conditions hereof and in reliance upon the representations and warranties of the other parties hereto as set forth herein and in the other Transaction Documents, the Equity Participant (a) made on each Closing Date and Advance Date an equity contribution to the Lessor equal to 3% of the Purchase Price or Advance, as the case may be, which is payable by the Lessor on such date; (b) on each Closing Date and Advance Date, executed and delivered the Transaction Documents to which it is a party and which it has not theretofore executed and delivered.

          SECTION 1.03   Participation by the Lenders. Subject to the terms and
                         ----------------------------
conditions hereof and in reliance upon the representations and warranties of the other parties hereto set forth herein and in the other Transaction Documents, each Lender (including for this reference their respective predecessors) (a) on each Closing Date and Advance Date, lent an amount to the Lessor (not exceeding such Lender's maximum commitment, as set forth in Schedule I attached hereto), equal to, in the case of the Series A Lender, such Lender's pro rata share of 84.28% of the Purchase Price or Advance, as the case may be, and, in the case of the Series B Lender, such Lender's pro rata share of 12.72% of such Purchase Price or Advance, as the case may be, in each case which is payable by Lessor on such date and (b) on the each Closing Date and Advance Date executed and delivered the Transaction Documents to which it is a party and which it has not theretofore executed and delivered.

          SECTION 1.04   The Lessee's Responsibilities. Subject to the terms and
                         -----------------------------
conditions hereof and in reliance upon the representations and warranties of the Lessor, the Lenders and the Equity Participant set forth herein, the Lessee (a) on each Closing Date, transferred, or caused the transfer of, title to one or more Leased Premises to the Lessor against payment of the Property Cost thereof and subject each such Leased Premises to the Lease Agreement by the execution and delivery of a Lease Supplement for such Leased Premises, (b) on each Advance Date, to evidence the Advance made on such date executed and delivered a Lease Supplement for such Advance, and (c) on each Closing Date and Advance Date, executed and delivered the Transaction Documents to which it is a party and which it has not theretofore executed and delivered.

          SECTION 1.05   The Equity Participant's Instructions to the Lessor.
                         ---------------------------------------------------
The Equity Participant agrees that upon its payment of its equity investment to the Lessor in accordance with the terms of Section 1.02 hereof, and upon the verbal authorization of the

Equity Participant, the Lessor was authorized without further act, authorization and direction by the Equity Participant to the Lessor:

     (a) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Lessor (who shall be an employee or employees, or agent or agents, of the Lessee) to accept the conveyance of each of the Leased Premises on the Closing Date thereof;

     (b) to accept title to each of the Leased Premises from the vendor thereof;

     (c) to execute a Lease Supplement for each of the Leased Premises and for each Advance;

     (d) to pay an amount equal to the Purchase Price for each Leased Property to the vendor thereof as the purchase price therefor and the other Persons entitled thereto on the related Closing Date and to pay to the Lessee an amount equal to the Lessor's Share of Improvement Cost to the Lessee under the Agency Agreement on each Advance Date; and

     (e) to execute and deliver all such other instruments, documents or certificates and take all such actions as are required to be executed or delivered or taken by the Lessor on or prior to such Closing Date pursuant to any Transaction Document.

          SECTION 1.06   Fees Payable by Lessee. The Lessee shall pay to the
                         ----------------------
Agent the Administration Fee on the initial Closing Date and each December 1 thereafter occurring during the Lease Term. The Lessee shall pay to the Lenders and the Equity Participant a commitment fee for the period beginning on the initial Closing Date and ending on May 31, 1997, equal to 0.20% per annum of the excess from time to time of $30,000,000 over the Outstanding Property Cost.
Such commitment fee shall be paid to the Agent, quarterly in arrears on each Payment Date, for distribution to the parties entitled thereto.

          SECTION 1.07   Closing.  Each closing (a "Closing") of (a) the
                         -------
acquisition of one or more Leased Premises by the Lessor, (b) the payment of an Advance by the Lessor to the Lessee and, (c) in the case of the initial closing, the execution and delivery of the Transaction Documents and the payment to the Agent of the Arrangement Fee, took place at the offices of Orrick, Herrington & Sutcliffe,, New York, New York. All Advances being fully funded, no further Advances are available under any of the Transaction Documents.


                                  ARTICLE II

                        Representations And Warranties
                        ------------------------------

          SECTION 2.01   Representations and Warranties of the Lessee and the
                         ----------------------------------------------------
Permitted Sublessees. Each of the Lessee and the Permitted Sublessees represents
--------------------
and warrants to the Trust Company, the Lessor, the Lenders, the Equity Participant and the Agent that:

     (a) The Lessees and the Permitted Sublessees are each a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is qualified to do business in, and is in good standing in, each state or other jurisdiction in which its ownership or leasing of properties or the conduct of its business makes such qualification necessary.

     (b) Each of the Lessee and the Permitted Sublessees has the corporate power and authority to execute and perform each Transaction Document to which it is a party and to enter into and perform the transactions contemplated by the Transaction Documents, and has duly and legally authorized the transactions contemplated by the Transaction Documents and the execution, delivery, compliance with and performance of each such Transaction Document.

     (c) Neither the execution and delivery of any Transaction Document by the Lessee or the Permitted Sublessees, nor consummation by the Lessee or the Permitted Sublessees of the transactions contemplated thereby, nor performance of or compliance with the terms and conditions thereof by the Lessee or the Permitted Sublessees, including the transfer of an interest in the Leased Premises, the subjecting of the Leased Premises to the Lease Agreement and the sublease of the Leased Premises to the Permitted Sublessees:

          (i) will be in contravention of, or will result in a violation or breach of, any of the terms of the Lessee's or the Permitted Sublessees' certificate or articles of incorporation or by-laws, or

          (ii) will violate or constitute a breach of any provision of any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Lessee or the Permitted Sublessees or any of their activities or properties , or any indenture, agreement or other instrument to which the Lessee or the Permitted Sublessees are a party, or by or under which the Lessee or any of the Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of the Lessee's or the Permitted Sublessees' property or assets except as contemplated in the Transaction Documents.

     (d) Each Transaction Document (other than the Lease Supplements, Sublease Supplements and the Memoranda of Lease) to which the Lessee and either or both the Permitted Sublessees is a party has been executed by the duly authorized officer or officers of the Lessee and the Permitted Sublessees and delivered to the Lessor and constitutes, and when executed by the duly authorized officer or officers of the Lessee and the Permitted Sublessees and delivered to the Lessor, and each Lease Supplement, Sublease Supplement and Memorandum of Lease will constitute, the legal, valid and binding obligations of the Lessee or the Permitted Sublessees, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     (e) No Governmental Action is or will be necessary in connection with the execution and delivery of any Transaction Document by the Lessee or the Permitted Sublessees, nor the payment and performance by the Lessee or the Permitted Sublessees of any or all of their respective obligations thereunder, nor the transfer of any Leased Premises to the Lessor for the purpose of subjecting the same to the Lease Agreement.

     (f) No mortgage, deed of trust or other Lien which now covers or affects any property or interest therein of the Lessee or the Permitted Sublessees, now attaches to the Leased Premises or part thereof or the proceeds thereof, or any Transaction Document, in any manner which adversely affects the Lessor's or Equity Participant's interest therein or Agent's security interest therein.

     (g) There is no litigation or other proceeding now pending or, to the Lessee's or the Permitted Sublessee' knowledge, threatened, against or affecting the Lessee or the Permitted Sublessees at law or in equity before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or arbitrator which if adversely determined would affect or impair the interest of the Lessor or the Equity Participant in the Leased Premises or the security interest of the Agent therein, or which would have (a) a Material Adverse Effect on the business, operations, condition (financial or otherwise) or prospects of the Lessee, the Permitted Sublessees and their consolidated subsidiaries, taken as a whole, (b) a Material Adverse Effect on the ability of the Lessee or the Permitted Sublessees to perform or comply with any of the terms and conditions of any Transaction Document, or (c) a Material Adverse Effect on the legality, validity, bringing effect enforceability or admissibility into evidence of any Transaction Document, or the ability of the Lessor or any Lender to enforce any rights or remedies under or in connection with any Transaction Document.

     (h) (1) The audited consolidated balance sheet of the Lessee and its Consolidated Subsidiaries as of January 2, 1994 and the related audited consolidated profit and loss statement for the fiscal year, reported on by Arthur Andersen & Co. (as contained in the Lessee's annual report for the year ended January 2, 1994), copies of which have been delivered to the Lessor, each Lender the Equity Participant and the Agent, fairly present the consolidated financial condition of the Lessee as of such dates and the profits and loss for such years.

          (2) The consolidated unaudited balance sheet of the Lessee and its Consolidated Subsidiaries as of October 9, 1994 and the related consolidated profit and loss statement for the period since the beginning of such fiscal year, a copy of which has been delivered to the Lessor and each Lender, the Equity Participant and the Agent (subject to year-end accounting and actuarial adjustments) fairly present the consolidated financial condition of the Lessee as of such date and the profit and loss for such period.

          (3) Since January 2, 1994, there has been no material adverse change in the business, financial position, results of operations or prospects of the Lessee, the Permitted Sublessees and their consolidated subsidiaries not reflected in the financial statements of the Lessee referred to in clause (2) of this Section 2.01(h).

     (i) The Lessee and the Permitted Sublessees will obtain and maintain in full force and effect all licenses, certificates and permits (including any applicable environmental permits) from such governmental and other authorities necessary to (x) perform the Work or any other permitted alterations, repairs, rebuilding or restoration of Leased Premises prior to commencement thereof and
(y) use and occupy any Leased Premises in accordance with the provisions of the Lease Agreement upon completion of the Work or other activity specified in clause (x) with respect to such Leased Premise.

     (j) The execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with a tax which could be imposed pursuant to Section 4975 of the Code by virtue of the actions or status of the Lessee or any Sublessee. The representation by the Lessee and the Permitted Sublessees in the preceding sentence are made in reliance upon and subject to the accuracy of the representations of the Equity Participant and each Lender in Sections 2.02(f) and 2.03(f) hereof as to the source of funds to be used by them to acquire their interest in the Leased Premises or to purchase the Notes, as the case may be.

     (k) Except for the filing and recording of the Mortgage and Assignment Agreements with respect to the Leased Premises, no further action, including any Governmental Action or any filing or recording of any document, is necessary or advisable in order to (1) establish the Lessor's ownership of the Leased Premises and the Equity Participant's and each Lender's interest in the Leased Premises, as against the Lessee or third Persons in any applicable jurisdiction or (2) permit the Trust Company or the Lessor to qualify to do business in the state in which any Leased Premises is located, to permit the Trust Company or the Lessor to execute and deliver any Transaction Document or to perform any of its duties thereunder, or to own an interest in any Leased Premises.

     (l) There has been no material damage to the Leased Premises, nor are any condemnation or eminent domain proceedings pending, or to Lessee's and the Permitted Sublessees' actual knowledge, threatened with respect thereto.

     (m) None of the Lessee and the Permitted Sublessees are an "investment company" or a Person directly or indirectly "controlled" by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (n) The Lessee and the Permitted Sublessees have not offered any interest in the Leased Premises, the Lease Agreement, the Notes, or the Lessee Obligations, or any other similar security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated in respect thereto with, any prospective purchaser, other than the Lessor and not more than 15 other institutional investors, each of which was offered an interest in the transactions contemplated by the Transaction Documents, the Lessee Obligations or the Leased Premises at a private sale for investment and each of which the Lessee and the Permitted Sublessees had grounds to believe and did believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such an investment.

     (o) No written statement delivered to the Lessor, any Lender, the Equity Participant or the Agent in connection with the negotiation of the transactions contemplated in this Participation Agreement or any other Transaction Document to which the Lessee or the Permitted Sublessees is or is to be a party contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading in any material respect. There is no fact peculiar to the Lessee and the Permitted Sublessees which is not disclosed in writing which materially and adversely affects the Lessee's or Permitted Sublessees' ability, as the case maybe, to perform under this Participation Agreement or any other Transaction Document to which the Lessee is a party.

     (p) No Event of Default or Unmatured Event of Default by the Lessee or the Permitted Sublessees has occurred and is continuing under this Participation Agreement or any other Transaction Document to which any of the Lessee or the Permitted Sublessees is a party.

     (q) All insurance required by Section 10 of the Lease Agreement is in effect and all premiums now due and payable in respect of such insurance have been paid.

     (r) The Lessee and the Permitted Sublessees are not delinquent in the payment of any and all license, documentation, recording and registration fees, and all taxes including, without limitation, all net income, gross income, gross receipts, sales, use, franchise, personal property (tangible and intangible), real estate and stamp taxes), levies, duties, assessments, fees, charges, governmental charges and withholdings of any nature whatsoever, whether or not presently in existence, imposed by any governmental or governmental body or any related interest or penalty (except for taxes being contested in good faith and by appropriate proceedings) and has not failed to file any required tax return.

     (s) Each of the following statements is true: Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Lessee, the Permitted Sublessees nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Lessee, the Permitted Sublessees nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Lessee, the Permitted Sublessees or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the best knowledge of the Lessee and the Permitted Sublessees, no such Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA or insolvent within the meaning of Section 4245 of ERISA. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Lessee, the

Permitted Sublessees and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which would result in a liability having a Material Adverse Effect.

     (t) The facilities and properties owned, leased, or operated by the Lessee, the Permitted Sublessees or any of their Subsidiaries, including the Leased Premises (the "Properties") do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to any material liability under, any Environmental Laws.

     (u) The Properties, all operations at the Properties, and the business operated by the Lessee, the Permitted Sublessees or any of their Subsidiaries (the "Business") are and have been in compliance in all material respects with all applicable Environmental Laws.

     (v) Neither the Lessee, the Permitted Sublessees nor any of their Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or their business operations nor does the Lessee or the Permitted Sublessees, as the case may be, have knowledge that any such notice will be received or is being threatened.

     (w) Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to any material liability under, any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to any material liability under, any applicable Environmental Law.

     (x) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Lessee or the Permitted Sublessees, threatened, under any Environmental Law to which the Lessee, the Permitted Sublessees or any of their Subsidiaries is or will be named as a party with respect to the Properties or the their business operations nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or their business operations.

     (y) There has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of the Lessee, the Permitted Sublessees or any of their Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would give rise to any material liability under Environmental Laws.

     (z) Each of the representations and warranties set forth in subsections 2.01(u) through (z) above is true and correct in all material respects with respect to each facility and property formerly owned, leased or operated by the Lessee, the Permitted Sublessees or any Subsidiary or former Subsidiary.

          SECTION 2.02   Representations and Warranties of the Equity
                         --------------------------------------------
Participant. The Equity Participant represents and warrants to each party hereto
-----------
that:

     (a) The Equity Participant is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage.

     (b) The Equity Participant has corporate power and authority to execute, deliver, perform, and take all action contemplated by, each Transaction Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

     (c) This Participation Agreement has been duly and validly executed and delivered by the Equity Participant and this Participation Agreement constitutes, and each other Transaction Document to which the Equity Participant is a party when executed and delivered by the Equity Participant will constitute, the legal, valid and binding obligation of the Equity Participant, enforceable against the Equity Participant in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     (d) No Governmental Action is or will be necessary in connection with execution and delivery of this Participation Agreement or any other Transaction Document by the Equity Participant, consummation by the Equity Participant of the transactions contemplated hereby, or performance of or compliance with the terms and conditions hereof or thereof by the Equity Participant.

     (e) Neither the execution and delivery of this Participation Agreement or any other Transaction Document by the Equity Participant, nor consummation by the Equity Participant of the transactions contemplated hereby, nor performance of or compliance with the terms and conditions hereof or thereof by the Equity Participant does or will:

          (i) violate or conflict with any applicable law, rule, regulation, license, judgment, order or decree of any government or governmental body or court having jurisdiction over the Equity Participant, or

          (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of the Equity Participant pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Equity Participant under or in connection with,

          (A) the articles of incorporation or by-laws (or other constituent documents) of the Equity Participant, or

          (B) any other agreement or instrument or arrangement to which the Equity Participant is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

     (f) No part of the funds used by such Equity Participant for the contribution pursuant to Section 1.02 hereof constitutes, directly or indirectly, assets in which any employee benefit plan (as defined in Section 3 of ERISA) or its related trust has any interest. For the purposes of this paragraph "assets" means "plan assets" as defined in Department of Labor Regulations Section 2510.3-101.

          SECTION 2.03   Representations and Warranties of the Lenders.  Each
                         ---------------------------------------------
Lender represents and warrants to each party hereto:

     (a) Such Lender is a bank duly organized, validly existing, and in good standing under the laws of its organization and has the corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage.

     (b) Such Lender has corporate power and authority to execute, deliver, perform, and take all actions contemplated by, each Transaction Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

     (c) This Participation Agreement has been duly and validly executed and delivered by such Lender and this Participation Agreement constitutes, and each other Transaction Document to which such Lender is a party when executed and delivered by such Lender will constitute, the legal, valid and binding obligation of such Lender enforceable against such Lender in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     (d) No Governmental Action is or will be necessary in connection with the execution and delivery of this Participation Agreement or any other Transaction Document by such Lender, consummation by such Lender of the transactions contemplated hereby, or performance of or compliance with the terms and conditions hereof or thereof by such Lender.

     (e) Neither the execution and delivery of any Transaction Document by such Lender, nor the consummation by such Lender of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof by such Lender does or will:

          (i) violate or conflict with any applicable law, rule, regulation, license, judgment, order or decree of any government or governmental body or court having jurisdiction over the such Lender; or

          (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of such Lender pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of such Lender under or in connection with,

               (A) the articles of incorporation or by-laws (or other constituent documents) of such Lender, or

               (B) any agreement or instrument or arrangement to which such Lender is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

     (f) No part of the funds used by such Lender to pay the purchase price of the Notes purchased by it pursuant to Section 1.03 hereof constitutes, directly or indirectly, assets in which any employee benefit plan (as defined in Section 3 of ERISA) or its related trust has any interest. For the purposes of this paragraph "assets" means "plan assets" as defined in Department of Labor Regulations Section 2510.3-101.

     SECTION 2.04     Representations and Warranties of Trust Company. The Trust
                      -----------------------------------------------
Company, in its individual capacity, represents and warrants to each party hereto that:

     (a) The Trust Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage.

     (b) The Trust Company or the Lessor, as the case may be, has the corporate power and authority to execute, deliver, perform, and take all action contemplated by, each Transaction Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

     (c) Each Transaction Document has been duly and validly executed and delivered by the Trust Company or the Lessor, as the case may be, and this Participation Agreement and the Trust Agreement constitute, and each other Transaction Document to which the Trust Company is a party when executed and delivered by the Trust Company, will constitute, the legal, valid and binding obligation of the Trust Company enforceable against the Trust Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     (d) No Governmental Action under any law of the State of Connecticut or any United States federal law regulating the banking, trust or fiduciary powers of the Trust Company, is or will be necessary in connection with execution and delivery of this Participation Agreement or any other Transaction Document by the Trust Company or the Lessor, as the case may be, consummation by the Trust Company or the Lessor, as the case may be, of the transactions contemplated hereby, or performance of or compliance with the terms and conditions hereof or thereof by the Trust Company or the Lessor, as the case may be.

     (e) Neither the execution and delivery of this Participation Agreement or any other Transaction Document by the Trust Company or the Lessor, as the case may be, nor consummation by the Lessor of the transactions contemplated hereby, nor performance of or compliance with the terms and conditions hereof or thereof by the Trust Company or the Lessor, as the case may be, does or will:

          (i) violate or conflict with any law of the State of Connecticut or any federal law of the United States regulating the banking, trust or fiduciary powers of the Trust Company, or

          (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of the Trust Company or the Lessor pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Trust Company or the Lessor under or in connection with,

               (A) the articles of association or by-laws (or other constituent documents) of the Trust Company, or

               (B) any other agreement or instrument or arrangement to which the Trust Company or the Lessor is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

     (f) The Leased Premises are not, and upon the acquisition thereof by the Lessor will not be, subject to any Liens or claims arising out of any act or omission by the Trust Company or the Lessor not related to the transactions contemplated hereby.


                                  ARTICLE III

                                  Conditions
                                  ----------

          SECTION 3.01   Conditions of the Lenders, the Equity Participant and
                         -----------------------------------------------------
the Lessor. All Advances under the Facility have been made.  The obligation of
----------
each Lender to advance funds with respect to the Notes and the Equity Participant to make an equity contribution on each Closing Date or Advance Date pursuant to Sections 1.02 and 1.03 hereof and of the Lessor to acquire an interest in the Leased Premises on each Closing Date pursuant to Section 1.01 hereof or to make and Advance, was subject to fulfillment on or prior to such Closing Date or Advance Date, as the case may be, of the following conditions:

     (a) (i) The representations and warranties of each of the Lessee and the Permitted Sublessees set forth in Section 2.01 hereof shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of delivery of each Lease Supplement and Sublease Supplement; and (ii) on such delivery date no Event of Default or Unmatured Event of Default hereunder or under the Lease Agreement or the Agency Agreement shall have occurred and be continuing.

     (b) Since January 2, 1994, there shall not have occurred any material adverse change in the financial condition of the Lessee, the Permitted Sublessees and their consolidated subsidiaries which would materially adversely affect the ability of the Lessee and the Permitted Sublessees to pay or perform any the Lessee Obligations.

     (c) The following Transaction Documents shall have been executed and delivered by the parties thereto and shall remain in full force and effect and each Lender, the Lessor and the Equity Participant shall have received one fully executed copy of each:

          (i)   this Participation Agreement;

          (ii) the Lease Agreement and the Sublease Agreements, including Lease Supplements and Sublease Supplements relating to each Advance and the payment of Purchase Price to the Leased Premises;

          (iii) a Mortgage and Assignment Agreement relating to each of the Leased Premises;

          (iv)  the Loan Agreement;

          (v)   the Trust Agreement; and

          (vi)  the Agency Agreement.

     (d) On or prior to the initial Closing Date, the Lessee and the Permitted Sublessees shall have furnished, insofar as each of them is concerned, to the Lessor, each Lender and the Equity Participant:

     (e) A copy of the resolutions of the board of directors of the Lessee and the Permitted Sublessees, certified as of the Closing Date by the secretary or an assistant secretary of the Lessee or the Permitted Sublessees, as the case maybe, duly authorizing the execution, delivery and performance of the Transaction Documents to which the Lessee and the Permitted Sublessees are a party;

     (f) A certificate of the secretary or an assistant secretary of the Lessee and the Permitted Sublessees dated the Closing Date as to (A) its certificate or articles of incorporation and by-laws (which shall be attached thereto) and (B) the incumbency and signatures of the Person or Persons authorized to execute the Transaction Documents to which the Lessee and the Permitted Sublessees are a party on behalf of the Lessee or Permitted Sublessees, as the case may be;

     (g) Certified copies of the certificate of incorporation of the Lessee and the Permitted Sublessees; a good standing certificate of the Lessee and the Permitted Sublessees, dated no later than five (5) days from the initial Closing Date, from the states of Delaware, California and Florida;

     (h) A favorable written opinion of counsel for the Lessee dated the Closing Date in form and substance acceptable to the Lessor, each Lender and the Equity Participant.

     (i) on or prior the initial Closing Date each Lender shall have received the Notes completed and duly executed as provided in the Loan Agreement.

     (j) All proceedings taken in connection with the Transaction Documents and the transactions contemplated thereby shall be satisfactory to the Lessor and each Lender and their respective counsel, and the Lessor and each Lender shall have been furnished with original or certified copies of such other documents and papers and with such opinions of counsel, as it may reasonably request in connection therewith, all in form and substance satisfactory to the Lessor, each Lender, the Equity Participant and such counsel.

     SECTION 3.02   Additional Conditions Precedent with Respect to Closing
                    -------------------------------------------------------
Dates for the Leased Premises. All Advances under the Facility have been made.
-----------------------------
The obligations of each Lender to advance funds with respect to each Leased Premises and of the Equity Participant to make an equity contribution pursuant to Section 1.02 hereof on each Closing Date was subject to the following additional conditions:

     (a) Each Leased Premises shall be free of all Liens, other than Permitted Liens; and the Purchase Price plus Estimated Improvement Cost of all Leased Premises will not exceed $30,000,000.

     (b) The Lessee shall have provided evidence satisfactory to the Lessor and the Agent of compliance with Section 2.01(i) hereof.

     (c) On or prior to the Closing Date related to a Leased Premises, the Lessee shall have delivered, or cause to be delivered at the Lessee's expense:

     (i) to the Lessor and the Agent, a "Phase I" environmental assessment of such Leased Premises performed by the Environmental Consultant and, if indicated by the results of such Phase I assessment, such additional environmental studies or investigations as the Environmental Consultant or the Agent deem desirable together with an initial report of the Environmental Consultant based on the results of such environmental investigations, as well as such other environmental assessment data as may be required by the Agent, which in all respects shall be satisfactory to the Agent in its sole discretion;

     (ii) to the Lessor and the Agent, the Initial Construction Plans for such Leased Premises an "as is" valuation as of the Closing Date and an "as completed" valuation (the "Appraised Value") of such Leased Premises by the Appraiser, which in all respects shall be satisfactory to the Agent in its sole discretion (including an estimated cost for each of such Leased Premises of not greater than the Appraised Value thereof), which shall be prepared in accordance with FIRREA, assuming that all requisite permits, including without limitation a permanent certificate of occupancy, have been issued;

     (iii) to the Lessor and the Agent, a certificate from the Lessee's insurance broker to the effect that the insurance specified in Section 10 of the Lease Agreement with respect to the Leased Premises is in full force and effect pursuant to insurance policies issued to the Lessee and that such policies otherwise fulfill the requirements of such Section;

     (iv) to the Lessor, a duly executed and acknowledged (1) grant deed or warranty deed, (2) Memorandum Lease and (3) Sublease and Assignment, with respect to such Leased Premises, in recordable form (with arrangements satisfactory to the Agent for the recording thereof);

     (v) to the Agent, on behalf of the Lenders, a duly executed and acknowledged Mortgage and Assignment Agreement applicable to the Leased Premises, in recordable form (with arrangements satisfactory to the Agent for the recording thereof);

     (vi) to the Lessor, an A.L.T.A. Extended Coverage Owner's Policy of Title Insurance for such Leased Premises insuring Lessor's fee simple title in and to such Leased Premises, subject only to such matters as are approved by the Lessor, issued by a title insurer satisfactory to the Lessor, with such reinsurance as is satisfactory to Lessor, with such C.L.T.A. Endorsements (or their equivalents) as Lessor may require (each, an "Owner's Policy");

     (vii) to the Agent, on behalf of the Lenders, an A.L.T.A. Extended Coverage Construction Loan Policy of Title Insurance in the full amount of the Estimated Improvement Cost plus the Purchase Price of such Leased Premises insuring Lessor's fee simple title in and to such Leased Premises and that the Agent on behalf of the Lenders, holds a first priority lien on such Leased Premises, subject only to such matters as are approved by Lenders, issued by a title insurer satisfactory to the Lessor, with such reinsurance as is satisfactory to Lessor, and with C.L.T.A. Endorsements A and B, and Nos. 100, 103.7, 111.5, 111.10, 116, 116.1, 116.4, 116.7 (or their equivalents), or other construction loan binder or endorsement as may be satisfactory to the Agent, and such other C.L.T.A. Endorsements or their equivalents as the Agent may require, and a tie-in endorsement pertaining to the title policies covering the other Leased Premises (each, a "Loan Policy");

     (viii) to Lessor, the Agent, and the Lenders such other deeds, quitclaim deeds, bills of sale, security agreements, financing statements, subordination agreements, estoppel agreements, or other materials, documents, instruments as may be required by the Lessor, the Agent, or the Lenders in connection with the acquisition of, or the creation, continuation, or perfection of a first lien on, the Leased Premises (with arrangements satisfactory to the Agent for any requirement for filing or recording thereof); and

     (ix) to the Lessor and the Agent, evidence satisfactory to the Lessor and each Lender of the completion of the recordings and filings as may be necessary or, in the opinion of the Lessor or any Lender, desirable or required to create or perfect the Lessor's ownership interest in the Leased Premises.

     SECTION 3.03.  Additional Conditions Precedent to Advances  All Advances
                    -------------------------------------------
under the Facility have been made. The obligation of each Lender to advance funds with respect to the Notes and of the Equity Participant to make an equity contribution pursuant to Sections 1.02 and 1.03 hereof on each Advance Date pursuant hereto was subject to the conditions specified in Section 3.01 hereof and the following additional conditions:

     (a) The Lessee shall have satisfied all conditions and requirements under the Agency Agreement for reimbursement by the Lessor of the Lessor's Share of Improvement Cost on such Advance Date;

     (b) On or prior to the final Advance Date, with respect to each of the Leased Premises, the reissuance by the title insurer of the applicable Owner's Policy to the Lessor in form and substance acceptable to the Lessor, together with such additional endorsements as the Lessor may require (each, a "Final Owner's Policy"), and the applicable Loan Policy to the Agent in form and substance acceptable to the Agent, together with an additional C.L.T.A. Endorsement No. 122 (or its equivalent), and such other endorsements as Agent may require (each, a "Final Loan Policy"); and

     (c) To the extent required in connection with the issuance of the [Final Owner's Policy and] the Final Loan Policy, a survey (each, a "Survey") of the Leased Premises which certifies to the Agent, the Lessor, the Lessee, and the title insurer that (a) the survey is prepared in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM in 1992, meeting the accuracy requirements of an Urban Survey, as defined therein and including items 1-4 (with land area shown in acres or square feet, as appropriate) 6-11 and 13 of Table A thereof; (b) that the information shown on the survey is true and correct as of the last revision date; (c) the property description included in the Survey is identical to the property description attached to the applicable Owner's Policy and Loan Policy, and all recorded easements, set-backs and other matters of a similar nature shown on the title commitment, whether burdening or benefitting the Land, have been correctly platted and identified on the Survey;
(d) all evidence showing use of the surveyed land (the "Land") by occupants other than the owner or lessees specifically identified in the Owner's Policy or the Loan Policy is noted on the Survey; (e) all streets or roads adjoining the Land are shown and the Land has access to and from a public roadway dedicated and currently in use as such, as shown on the survey; (f) if the Land is composed of several parcels, all interior lines, calls and distances are correctly and fully set forth on the survey and there are no gaps or unclosed interior lines; and (g) all evidence of easements or rights of way benefiting the Land on or across adjoining land are indicated on the survey.

                                 ARTICLE IIIA

                CERTAIN TRANSFERS OCCURRING IN CONNECTION WITH
                              THE EFFECTIVE DATE;
                  CONDITIONS PRECEDENT TO THE EFFECTIVE DATE


          SECTION 3.01A  Certain Transfers Occurring in Connection with the
                         --------------------------------------------------
Effective Date.  (a) Prior to the Effective Date, Shawmut Bank Connecticut
---------------
National Association changed its name to Fleet National Bank ("Fleet").
                                                               -----

     (b) Immediately prior to the Effective Date (as defined below), First Hawaiian Bank is transferring its Notes and all of its rights in the Transaction Documents to Credit Lyonnais Los Angeles Branch ("CLLB"). Each party hereto
                                                  ----
consents and agrees to such transfer.

     (c) Upon the Effective Date, the following transfers will automatically occur, and each party hereto consents and agrees to such transfers (and agrees to execute any documentation reasonably requested to evidence such transfers or such consent):

          (i) Credit Lyonnais New York Branch is transferring to Credit Lyonnais Leasing Corp., and Credit Lyonnais Leasing Corp. is accepting, all of the rights and obligations of the sole Equity Participant; and

          (ii) CLLB is transferring to The Fuji Bank Limited, Los Angeles Agency ("Fuji"), and Fuji is accepting and assuming, a 17.1821306% portion
              ----
     of the Series A Notes and a 17.1821305% portion of the Series B Notes and of the other rights and obligations of CLLB under the Transaction Documents; and Fuji is paying CLLB $5,000,000 in the aggregate as consideration therefor;

          (iii) CLLB is transferring to The Industrial Bank of Japan Limited, Los Angeles Agency ("IBJ"), and IBJ is accepting and assuming, a
                          ---
     17.1821306% portion of the Series A Notes and a 17.1821305% portion of the Series B Notes and of the other rights and obligations of CLLB under the Transaction Documents; and IBJ is paying CLLB $5,000,000 in the aggregate as consideration therefor; and

          (iv)  CLLB is transferring to Via Banque ("VIA"), and VIA is accepting
                                                     ---
     and assuming, a 17.1821306% portion of the Series A Notes and a 17.1821305% portion of the Series B Notes and of the other rights and obligations of CLLB under the Transaction Documents; and VIA is paying CLLB $5,000,000 in the aggregate as consideration therefor

          SECTION 3.02A  Conditions Precedent to the Effective Date. This
                         ------------------------------------------
Agreement shall become effective on the date (the "Effective Date") on which the
                                                   --------------
following have been accomplished:

          (i) this Agreement and the related amendment and restatements to the Lease Agreement, the Agency Agreement and the Loan Agreement shall have been executed and delivered by the parties thereto;

          (ii) the Notes outstanding prior to the Effective Date shall all have been delivered to the Agent and shall have been marked canceled, simultaneously with the issuance of new Notes as contemplated by this Agreement;

          (iii) the assignments referred to in Section 3.01A (b) shall have been consummated;

          (iv) each Lender and the Agent shall have received an opinion from counsel to the Lessee in substantially the form of the opinion rendered in connection with the Original Agreement, except that references therein to agreements shall refer to the versions thereof giving effect to this Agreement; and

          (v) each Lender and the Agent shall have received such other documents, opinions and certificates as any Lender shall have reasonably requested as least 5 Business Days prior to the Effective Date.


                                  ARTICLE IV

                                  Agreements
                                  ----------

          SECTION 4.01   Basic Reporting Requirements of the Lessee and the
                         --------------------------------------------------
Permitted Sublessees. Each of the Lessee and the Permitted Sublessees hereby
--------------------
covenant to the Lessor, each Lender, the Equity Participant and the Agent that each shall furnish, insofar as each of them is concerned:

     (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Lessee, an unqualified audit report certified by Arthur Andersen & Co., or such other independent certified public accountants reasonably acceptable to the Lessor and the Agent, prepared in accordance with generally accepted accounting principles on a consolidated basis for the Lessee and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statement, statements of changes in stockholders equity, and a statement of cash flows.

     (b) As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Lessee a consolidated unaudited balance sheet as of the close of such period and a consolidated profit and loss statement for the period from the beginning of such fiscal year to the end of such quarter.

     (c) Within three days after any Senior Financial Officer of the Lessee or the Permitted Sublessees, as the case may be, obtains knowledge of any Event of Default under the Lease Agreement, if such Event of Default is then continuing, a certificate of a Senior Financial

Officer of the Lessee or the Permitted Sublessees, as the case may be, setting forth the details thereof and the action which the Lessee or the Permitted Sublessees, as the case may be, are taking or propose to take with respect thereto.

     (d) Promptly upon the mailing thereof to the shareholders of the Lessee, copies of all financial statements, reports and proxy statements so mailed.

     (e) Promptly upon the filing thereof, (i) in addition to the annual statement and quarterly statements referred to in clauses (a) and (b) above, copies of all other financial statements of the Lessee and (ii) copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents), if any, which the Lessee shall have filed with the Securities and Exchange Commission with respect to debt securities or preferred or common stock issued by the Lessee, as the case may be.

     (f) As soon as practicable and in any event within 60 days after the close of each of the first three fiscal quarters of each fiscal year of each of the Lessee and the Permitted Sublessees, a certificate of a Senior Financial Officer of the Lessee and the Permitted Sublessees, as the case may be, stating that, to the knowledge of such officer, no Event of Default or Unmatured Event of Default under any of the Transaction Documents has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and period of existence thereof and the steps which the Lessee or the Permitted Sublessees, as the case may be, is taking to rectify the same.

     (g) As soon as practicable, and in any event within 120 days after the close of each fiscal year of the Lessee and the Permitted Sublessees, a certificate signed on behalf of the Lessee and the Permitted Sublessees by a Senior Financial Officer of the Lessee stating:

          (i) that the Leased Premises have been kept in good order and repair or are then being repaired in accordance with Section 9 of the Lease Agreement; and

          (ii) that the Lessee and the Permitted Sublessees have paid all taxes to be due in respect of the Leased Premises;

Such certificate shall also cover each of the matters specified in Section 4.01(f) as to the final fiscal quarter of such fiscal year.

     (h) The Lessee and the Permitted Sublessees shall also furnish to the Lessor, each Lender, the Equity Participant and the Agent, such additional information concerning the location, condition, use and operation of the Leased Premises and the financial condition and operations of the Lessee and the Permitted Sublessees as such parties may reasonably request from time to time.

          SECTION 4.02   Assumption of Risk and Indemnification.
                         --------------------------------------

     (a) The Lessee does hereby assume liability for, and does hereby agree to indemnify, protect, save and keep harmless the Trust Company, the Lessor, the Agent, the Equity

Participant and each Lender and their respective successors, assigns, representatives, directors, officers, employees, agents and servants (each an "Indemnitee") on an after-tax basis from and against, and does hereby agree to pay, when due, as Supplemental Rent, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including, without limitation, legal fees and expenses, of whatsoever kind or nature, whether foreseen or unforeseen, imposed upon, incurred by or with respect to or asserted against any Leased Premises or any Indemnitee (other than Taxes), in any way relating to or arising out of the entering into and performance of the Transaction Documents including without limitation (i) design, construction, assembly, manufacture, financing, mortgaging, ownership, titling or retitling, lease, sublease, rental, use, installation, abandonment, dismantling, possession, operation, condition, repair, replacement, reconstruction, sale, transfer, return or other disposition of any Leased Premises or any part of any thereof or interest therein, including without limitation those in any way relating to or arising out of or alleged to arise out of (A) loss or damage to any property or death or injury to any Person, (B) any latent or other defects whether or not discoverable by any Indemnitee, the Lessee or the Permitted Sublessees, (C) any claim based on strict liability in tort, or (D) any claim based upon any noncompliance with or violation of any Environmental Laws, including without limitation all costs, fines and penalties arising from any such violation or noncompliance, or from the failure to report to any applicable governmental body any spills, discharges or maintenance of Hazardous Materials, and including all costs and expenses of clean-up and removal of spills and Hazardous Materials; or (ii) any action taken by the Lessee or the Permitted Sublessees on behalf of the Lessor without authority under the Transaction Documents or out of such failure to act where silence implies acceptance, or any failure on the part of the Lessee to perform or comply with any of the terms of any Transaction Document or breach of any representation or warranty of the Lessee contained in any Transaction Document or any document delivered pursuant thereto; provided, however, that nothing in this Section 4.02 shall be construed so as to require the Lessee to indemnify any Indemnitee for its own gross negligence or willful misconduct or as to matters among the individual Lenders.

          The Lessee shall be obligated under this Section 4.02 irrespective of whether any Indemnitee shall also be indemnified with respect to the same matter under any other agreement by any other Person. The Lessee shall forthwith upon demand of any such Indemnitee reimburse such Indemnitee for all indemnified liabilities incurred by it or shall pay and discharge such liabilities directly. The Lessee shall be subrogated to an Indemnitee's rights in any matter with respect to which the Lessee has actually reimbursed such Indemnitee for amounts expended by it or has actually paid such amounts directly pursuant to this
Section 4.02. In case any action, suit or proceeding is brought against any Indemnitee in connection with any claim indemnified against hereunder, such Indemnitee will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify the Lessee thereof, enclosing a copy of all papers served upon such Indemnitee, but failure to give such notice or to enclose such papers shall not relieve the Lessee from any liability hereunder. If no Event of Default or Unmatured Event of Default under any of the Transaction Documents shall have occurred and be continuing, no Indemnitee will settle any such action, suit or proceeding without the prior written consent of the Lessee (which will not be unreasonably withheld) unless such Indemnitee waives its right to indemnification in respect thereof. The Lessee may, and upon such Indemnitee's request will, at the Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by the Lessee and reasonably satisfactory to such Indemnitee and in the event of any failure by the Lessee to do so, the Lessee shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such Indemnitee in connection with such action, suit or proceeding.

     (b) The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee, harmless from, all license and registration fees and all taxes, fees, levies, imposts, recording duties, charges or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), howsoever imposed (whether imposed upon any Indemnitee, the Leased Premises or any part thereof or interest therein or otherwise), by any federal, state or local government or taxing authority in the United States, upon or with respect to, based upon or measured by:

          (i) any Leased Premises or any part of any thereof or interest therein;

          (ii) the construction, acquisition, purchase, financing, mortgaging, ownership, acceptance, rejection, delivery, leasing, subleasing, insuring, inspection, registration, assembly, abandonment, preparation, installment, possession, use, operation, return, presence, storage, repair, transfer of title, modification, rebuilding, imposition of any lien, sale or other disposition of any Leased Premises or any part of any thereof or interest therein;

          (iii) the payment of Basic Rent, Supplemental Rent (including, without limitation, Termination Value) and other sums payable hereunder, the rentals, receipts or earnings arising from the purchase, financing, ownership, delivery, leasing, possession, use, operation, return, transfer of title, sale or other disposition of any Leased Premises or any part thereof or interest therein; or

          (iv) this Participation Agreement the other Transaction Documents and all documents or agreements executed and delivered in connection with the purchase, improvement and leasing of the Leased Premises.

Notwithstanding the provisions of this Section 4.02(b), the Lessee shall not be required to indemnify any Indemnitee in respect of any of the following:

          (x) U.S. federal income taxes imposed on the net income of such Indemnitee; and

          (y) Taxes on or measured solely by net income (including franchise taxes) imposed or assessed by any foreign, state or local government or taxing authority.

          The Lessee will indemnify each Indemnitee for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 4.02(b)) paid by such Indemnitee and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

          (c) The Lessee agrees to pay, indemnify and hold harmless the Agent, the Lessor and each Lender (which term includes holders of Notes) under the Loan Agreement for any additional amounts due the Agent, the Lessor or any such Lender pursuant to the provisions of Section 2.02(f), (g) or (h) of the Loan Agreement or pursuant to the provisions of 2.05(d) of the Loan Agreement if the loss or expense referred to therein has resulted from the Lessee having failed to provide advance notice of a payment under the Lease Agreement in accordance with any applicable notice provisions therein. The Lessee agrees to pay, indemnify and hold harmless the Equity Participant pursuant to the preceding sentence as if the Equity Participant were a Lender.

          (d) This Section 4.02 shall become and be effective and in full force and effect from the date of this Participation Agreement and shall remain in effect notwithstanding the expiration or other termination of the Lease Term insofar as it relates to an event or state of facts which occurred or existed or which is alleged to have occurred or existed prior to such expiration or termination.

          (e) If, with respect to any holder of a Note, a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment by the Lessee of any amounts pursuant to Section 4.02(b) or (c) hereof, such holder promptly upon becoming aware of the same, shall notify the Lessee (with a copy to the Agent) thereof and shall take such steps as may be reasonable to it to mitigate the effects of such condition or event including the designation of a different office for booking of the transactions contemplated hereby or furnishing of the proper certificates under any applicable tax laws, tax treaties and conventions, provided that such holder shall be under no obligation to take any step that, in its good-faith opinion, would be disadvantageous to it or result in its incurring any additional costs in performing its obligations hereunder.

          SECTION 4.03   Certain Covenants of the Lessee and the Permitted
                         -------------------------------------------------
Sublessees  Each of the Lessee and the Permitted Sublessees hereby covenant to
----------
the Lessor and each Lender that:

     (a) Each of the Lessee and the Permitted Sublessees shall permit such Persons as the Lessor or Agent may designate to examine the Lessee's or the Permitted Sublessees', as the case may be, books and records relating to the Leased Premises and take copies and extracts therefrom and to discuss generally the affairs of the Lessee or the Permitted Sublessees, as the case may be, with its officers, employees and independent accountants upon advance notice at such times and as often as the Lessor or Agent may reasonably request. The Lessee and the Permitted Sublessees hereby authorize such officers, employees and independent accountants so to discuss with the Lessor or the Agent the affairs of such Person.

     (b) (I) The Lessee shall not consolidate with or merge into another Person or sell substantially all of its assets to another Person, unless, in the case of a merger or consolidation, after giving effect to the transaction: (i) no Event of Default or Unmatured Event of Default hereunder and under the Lease Agreement shall have occurred and be continuing or would occur as a result of such transaction; and (ii) the surviving corporation shall be the Lessee.

     (II) Each Permitted Sublessee shall not consolidate or merge into another Person or sell substantially all of its assets to another Person, or take any action to liquidate, wind up or dissolve its corporate existence (or suffer any liquidation or dissolution), unless (i) the Permitted Sublessee remains the surviving entity after such transaction; (ii) the Tangible Net Worth of the Permitted Sublessee immediately after such event is no less than (a) in the case of Smart & Final Stores Corporation, $15 million; and (b) in the case of Port Stockton Food Distributors, Inc., $3 million below the Tangible Net Worth of such Permitted Sublessee immediately prior to the transaction, and (i) the Lessee and each Permitted Sublessee shall each remain in compliance with the covenants set forth in this Section 4.03 and no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would occur as a result of such transaction.

     (c) The Lessee and each Permitted Sublessee shall not at any time permit the Consolidated Tangible Net Worth of Lessee at any time to be less than $100 million plus 50% of the net income earned in those fiscal quarters for which net income is positive, and which end after January 1, 1995; provided that if the
                                                         --------
Lessee enters into a financing agreement after the date hereof containing a similar or comparable covenant with a higher minimum, such higher minimum shall thereafter apply for the purposes of this subsection.

     (d) The Lessee and each Permitted Sublessee shall not at any time permit the ratio of (i) the Consolidated Indebtedness of Lessee to (ii) the Consolidated Cash Flow of Lessee at any time to exceed 4.00 to 1.00; provided that if Lessee enters into a financing agreement after the date hereof containing a similar or comparable covenant with a lower ratio, such lower ratio shall thereafter apply for the purposes of this subsection.

     (e) The Lessee shall ensure that, at all times, all obligations and liabilities of the Lessee under the Lease Agreement and all obligations and liabilities of each Permitted Sublessee under each Permitted Sublease will rank in right of payment either pari passu or senior to all other Indebtedness of the Lessee or such Permitted Sublessee, as the case may be.

     (f) Neither the Lessee nor any of its Subsidiaries will declare or make any Restricted Payment; provided that the Lessee and any Subsidiary may declare
                        --------
and distribute dividends, if no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would occur as a result of such transaction.

     (g) The Lessee shall continue to own 100% of the equity stock of each of the Permitted Sublessees.

     (h) The Lessee shall maintain the property and liability insurance required by Section 10 of the Lease Agreement.

     (i) The Lessee and the Permitted Sublessees shall keep proper books of records and accounts in which full, true and correct entries in conformity with U.S. generally accepted accounting principles consistently applied and all applicable laws shall be complied with in its dealings and transactions in relation to its business activities.

     (j) The Lessee, the Permitted Sublessees and their Subsidiaries each will pay and discharge promptly when due:

     (1) all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; and

     (2) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien (other than a Permitted Lien) upon any of its property;

provided, however, that no amount due with respect to clause (a) or clause (b)
--------
above need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as (i) adequate reserves shall have been established and maintained in accordance with generally accepted accounting principles with respect thereto, (ii) title of the Lessee or any Subsidiary, as the case may be, to the particular property shall not be divested thereby, and (iii) the right of the Lessee or such Subsidiary to use the particular property shall not be materially adversely affected thereby. The Lessee and its Subsidiaries each will file within the period prescribed by applicable law and regulations (including any extensions legally provided for and validly obtained) all federal, state and local tax returns and all other tax reports as required by applicable law.

          (k)  The Lessee and the Permitted Sublessees shall:

          (1) comply with, and undertake all efforts to cause compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and undertake all efforts to cause all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (2) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

          (3) defend, indemnify and hold harmless each Indemnitee from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the asserted or established violation of, noncompliance with or liability under, any Environmental Law applicable to the operations (including, without limitation, disposal activities) of the Lessee, the Permitted Sublessees or any of their Subsidiaries or any property owned or leased at any time by the Lessee, the Permitted Sublessees or any of its Subsidiaries, or any orders, requirements or demands of governmental authorities related to such operation or property, including, without limitation attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes, the Certificates and the payment of all other obligations, and are in addition to, and not in limitation of, Section 4.02(a) hereof.

     (l)  The Lessee shall promptly give notice to the Lessor and the Agent of:

     (1) any (i) default or event of default under any contractual obligation of the Lessee or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Lessee or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

     (2) any litigation or proceeding affecting the Lessee or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance;

     (3) the following events, as soon as possible and in any event within 15 days after the Lessee knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Lessee or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

     (4)  any development or event which would have a Material Adverse Effect;
and

     (5) the following events, as soon as possible and in any event within 15 days after the Lessee knows or has reason to know thereof: (i) any condition, circumstance, occurrence or event that would result in a material liability under Environmental Laws or would result in the imposition of any Lien or other restriction on the title, ownership or transferability of any Property; and (ii) any proposed action to be taken by the Lessee or any Subsidiary that would subject the Lessee or any Subsidiary to any material additional or different requirements or liabilities under Environmental Law.

Each notice pursuant to this subsection shall be accompanied by a statement of a Senior Financial Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          SECTION 4.04   Acknowledgment of Notice of Assignment. The Lessee and
                         --------------------------------------
each Permitted Sublessee acknowledges (a) notice of and recognizes the contemporaneous and future assignments of the Lease Agreement and the Subsidiary Subleases and all Basic Rent, Supplemental Rent and other amounts payable thereunder (except for the Excluded Amounts), due and to become due thereunder to the Lenders pursuant to the Mortgage and Assignment Agreements, (b) that with respect to each Leased Premises, the Lessor on the related Closing Date will grant a security interest (i) in the Lease Agreement, the Subsidiary Subleases and all

Basic Rent, Supplemental Rent and other amounts payable thereunder (except for the Excluded Amounts) due and to become due thereunder in respect of such Leased Premises and (ii) all its right title and interest in such Leased Premises, to the Lenders and the Equity Participant pursuant to a Mortgage and Assignment Agreement, and (c) receipt of an executed copy of the Loan Agreement and the form of Mortgage and Assignment Agreement.

          SECTION 4.05   Implementation of Assignment. As an inducement to the
                         ----------------------------
Lenders and the Equity Participant to accept such assignment and to finance the Leased Premises, the Lessee, each Permitted Sublessee and the Lessor hereby agree:

     (a) That the Basic Rent and all Supplemental Rent (other than the Excluded Amounts) payable by the Lessee shall be paid directly to Agent or (with respect to Supplemental Rent) upon its written order until the indebtedness evidenced by the Notes shall have been discharged.

     (b) No consent of the Lessee, the Permitted Sublessees or the Lessor is required for any assignment or other transfer by Agent of its rights, obligations or interests arising under the Loan Agreement, this Agreement and the Mortgage and Assignment Agreements (1) in connection with a transfer of all such rights, obligations and interests (other than rights to indemnification relating to events or conditions occurring or existing prior to such transfer) to a replacement agent under the Loan Agreement (including a successor by merger or consolidation to Credit Lyonnais New York Branch), or (2) in connection with the enforcement by the Agent of remedies under the Loan Agreement and the Mortgage and Assignment Agreements, provided that any assignment or transfer under clause (1) shall be contingent upon the assignee or transferee agreeing in writing with the Lessee that it will be bound by the terms of Section 6.13 hereof. Each such assignment or transfer pursuant to this Section 4.05(b) shall be subject to the Lessee's rights under the Lease Agreement. Without limiting the foregoing or any of the provisions of Section 5 of the Lease Agreement, each of the Lessee and the Permitted Sublessees further acknowledges and agrees that the rights of Lenders in and to the sums payable by the Lessee or each Permitted Sublessee under any provision of the Lease Agreement or the Subsidiary Subleases, as the case may be, shall not be subject to any abatement whatsoever and shall not be subject to any defense, set-off, counterclaim or recoupment whatsoever whether by reason of failure of or defect in the Lessor's interest or any interruption from whatsoever cause in the use, operation or possession of any Leased Premises any or part of any thereof, or any damage to or loss or destruction of the Leased Premises or part of any thereof, or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Lessor to the Lessee, the Permitted Sublessees or to any other Person or for any cause whatsoever, it being the intent hereof that the Lessee shall be unconditionally and absolutely obligated to pay directly to Agent all of the Basic Rent and Supplemental Rent (except the Excluded Amounts, which, unless the Lessor notifies the Lessee to the contrary, shall remain payable directly to the Lessor) payable by the Lessee hereunder. Notwithstanding the assignment, the Lessee, the Permitted Sublessees and the Lessor acknowledge that all obligations of the Lessor to the Lessee under the Lease Agreement shall be enforceable by the Lessee against, and only against, the Lessor.

     (c) Until the receipt of notice from Agent that the Notes and all other amounts due the Lenders or the Agent in respect of the Leased Premises or otherwise payable to any of them hereunder shall have been paid, to direct all notices under the Lease Agreement to Agent at the address set forth on the signature pages hereof.

     (d) That, until the receipt of notice by Agent, as aforesaid, that the Notes and all other amounts due the Lenders or the Agent in respect of the Leased Premises or otherwise payable to any of them hereunder shall have been paid, all rights of the Lessor under the Lease Agreement and the Subsidiary Subleases shall be exercisable by the Agent, as assignee of the Lessor, on behalf of the Lenders (but only to the extent provided by the terms of the Mortgage and Assignment Agreements), and that such rights shall not be subject to any set-off, counterclaim, recoupment or defense alleged to be due by reason of any past, present or future claims against the Lessor, Agent or any Lender or any other Person for any reason whatsoever; nor, except as otherwise expressly provided in the Transaction Documents, shall the obligations of the Lessee and the Permitted Subleases under the Transaction Documents be otherwise affected by the invalidity or unenforceability or lack of due authorization of any Transaction Document or any insolvency of or the bankruptcy, reorganization or similar proceeding against the Lessor, or for any combination of the foregoing.

     (e) That, until the receipt of notice from Agent, that the Notes and all other amounts due the Lenders or the Agent in respect of the Leased Premises shall have been paid, it shall obtain the consent or approval of Agent prior to taking any action for which the consent or approval of the Lessor is required by the terms of the Lease Agreement or any of the other Transaction Documents.

     (f) That, until the receipt of notice from Agent that the Notes and all other amounts due the Lenders or the Agent in respect of the Leased Premises or otherwise payable to any of them hereunder shall have been paid the Agent, as assignee of the Lessor, shall be entitled to enforce, for the benefit of the Lenders all covenants and obligations to be performed by the Lessee under the Lease Agreement and by the Permitted Sublessees under the Subsidiary Subleases as if named therein as "the Lessor", to the full extent provided in the Lease Agreement, except to the extent the Lessee's covenants and obligations relate to Excluded Amounts.

          SECTION 4.06   Covenants of the Lenders. Each of the Lenders, and each
                         ------------------------
subsequent holder of a Note by its acquisition thereof, agrees that:

     (a) any transfer by it of the Notes shall be effected in a transaction exempt from the requirements of section 5 of the Securities Act of 1933, as amended;

     (b) if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Notes, interest thereon, or any other obligation contemplated by the Mortgage and Assignment Agreements or the other Transaction Documents to be made by the Lessor or the Lessee, pro rata to the holders of the Notes of a particular series or to another class of Lenders, in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and Agent of such receipt, and equitable adjustment will be made so that, in effect, all such excess amounts will be shared ratably among all of the Lenders;

     (c) each Lender hereby appoints Credit Lyonnais New York Branch, as Agent in accordance with Section 7.01 of the Loan Agreement and agrees to be bound by the Loan Agreement, including without limitation, Article VII thereof and the Mortgage and Assignment Agreements; and

     (d) each Lender agrees that it will not transfer or assign any interest in any Note (including any participation or "blind" participation in any Note) (1) in any way which involves public advertising of the availability of or public solicitation of customers for any such interest, (2) if, after giving effect to such transaction, there would be more than six holders of interests (as registered owners or otherwise) in the Series A Notes or more than six holders of interests (as registered owners or otherwise) of the Series B Note or a holder would own Notes of a principal amount of less than $2.5 million, and (3) unless that Person acquiring such interest agrees in writing with the Lessee to be bound by the terms of this Section 4.06(d) and of Sections 4.08 and 6.12 hereof.

          SECTION 4.07   Withholding Taxes.
                         -----------------

     (a) Each Lender which is not a bank organized under the laws of the United States of America or any state thereof shall deliver to the Agent for delivery to the Lessee copies, completed and executed as required, of Form 1001 or Form 4224, as applicable, in each case as promulgated pursuant to the Code. Each such Lender represents and warrants to the Lessee that the information contained in such Form will be accurate in all material respects, and agrees to notify the Lessee of any required changes therein.

     (b) The Lessee shall make all payments hereunder and under the other Transaction Documents (whether of interest, fees or otherwise) free and clear of, and without deduction for or on account of, any present or future taxes, levies, imposts and assessments pursuant to the tax laws of the United States of America or any state or commonwealth thereof, and all interest, penalties and similar liabilities with respect thereto (collectively, "Withholding Taxes").
If any Withholding Taxes are imposed, the Lessee will pay the full amount thereof, together with any additional amounts as may be necessary so that every net payment of any amount due hereunder, after deducting or providing for any Withholding Taxes, will not be less than the amount provided for herein. Each Lender agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, any payment or withholding by the Lessee provided above and, in the sole judgment of such Lender, will not be otherwise disadvantageous to such Lender.

     (c)  If the Lessee shall pay any Withholding Taxes as provided in this
Section 4.07, or shall make any deduction or withholding from amounts payable hereunder in respect of any Withholding Taxes, the Lessee shall forward as soon as possible to the Agent official receipts or other evidence acceptable to the Agent establishing payment, deduction or withholding of such amounts.

     (d) The Lessee promptly shall pay all taxes, assessments and other governmental charges and governmental fees levied or assessed in connection with the execution and delivery of Transaction Documents, and the performance by the parties thereto of the transactions contemplated hereby and thereby.

          SECTION 4.08   Replacement for Illegality, Burdensome Indemnity or
                         ---------------------------------------------------
Other Events. (a)  If (i) the Notes held by any Lender must be converted into
------------
Base Rate Notes pursuant to Section 2.02(d) of the Loan Agreement or (ii) the Lessee is required to make payments under Section 4.02(b) or (c) hereof to a Lender and such payments are in the Lessee's good faith determination unduly burdensome, are (or are reasonably likely to be) continuing, and can be avoided if an institutional investor or a banking institution other than such Lender held such Lender's Notes, the Lessee may request that such Lender be replaced by an institution reasonably acceptable to the Agent, in which event the affected Lender shall as promptly as reasonably practicable transfer its Notes to the designated institution pursuant to the terms of the Loan Agreement.

          (b)  The purchase price for any sale of Notes pursuant to this Section
4.08 shall be equal to 100% of the aggregate unpaid principal amount of the Notes held by the selling Lender plus all accrued and unpaid interest thereon to the date of purchase, plus all Supplemental Rent then due and owing to the selling Lender.

          (c) If, at the Lessee's request, a Lender is caused to be replaced pursuant to this Section 4.08, such replaced Lender shall be reimbursed by the Lessee, within fifteen (15) days after demand therefor, for any resulting loss or expense incurred by such Lender including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such replacement, as such Lender shall have determined and notified the Lessee, which determination shall be conclusive.


                                   ARTICLE V

                      Assignment Of The Lessor's Interest
                      -----------------------------------

          In addition to the assignment to Agent as security for the Lessor's Obligations, the Lessor agrees that it will not transfer or assign any of its interest under the Transaction Documents (1) in any way which involves public advertising of the availability of or public solicitation of customers for such interest, (2) if, after giving effect to such transaction, there would be more than one holder of such interest, or (3) unless the Person acquiring such interest (x) assumes in writing delivered to Agent, the Lessee and each Lender all of the obligations of the Lessor under each Transaction Document to which the Lessor is a party, and (y) has received the Required Lender's Consent, which consent will not be unreasonably withheld, provided that such consent will not be required in connection with (i) a transfer required by law, (ii) a transfer to a Person acquiring or holding all of the Series B Notes or an Affiliate of such Person, or (iii) to Credit Lyonnais or any Affiliate thereof, and further provided that such consent of the Lessee shall not be required if an Event of Default under the Lease Agreement has occurred and is continuing. Any transfer under clause (ii) above shall be to a Person whose net worth is at least $25,000,000, or to an Affiliate of such Person whose obligations are unconditionally guaranteed by such Person.


                                  ARTICLE VI

                                 Miscellaneous
                                 -------------

          SECTION 6.01   Payment of Transaction Expenses. Whether or not any
                         -------------------------------
Closing is consummated, the Lessee shall pay: (i) the expenses of the Trust Company, the Lessor, the Equity Participant, the Agent and the Lenders party hereto, including fees and expenses of their respective counsel in connection with the negotiation and preparation of the Transaction Documents subject to the limitations thereon set forth in the Commitment Letter; (ii) the expenses of the Trust Company, the Lessor, the Lessee, Agent, the Equity Participant and each Lender, including fees and expenses of their respective counsel, (a) in connection with any amendments, supplements (subject to, prior to January 1, 1996, the limitations set forth in the Commitment Letter), waivers or consents required under a Transaction Document (other than in connection with a transfer of interests by the Lessor, Agent or Lender (at a time at which no Event of Default under the Lease Agreement has occurred and is continuing) which transfer is not required under any Transaction Document or requested by the Lessee) or
(b) requested by the Lessee or any Permitted Sublessee in connection with any of the Transaction Documents, any refinancing or refunding of the Notes or any instrument issued in substitution or replacement therefor; (iii) all recording and filing fees, stamp taxes and other recording or filing taxes in connection with the recordation, filing or release of any Transaction Document or financing statement or any such amendments, waivers and consents and in connection with any continuation statements or other documents filed to maintain and protect the rights of the parties under the Transaction Documents; and (iv) any fees and expenses incurred by the Trust Company, the Lessor, the Equity Participant, the Agent or any Lender in connection with the enforcement of the obligations of the Lessee or the Lessor under the Transaction Documents, except that the Lessee shall have no liability for enforcement expenses incurred by any party as a consequence of any failure of the Lessor to perform any of its obligations under any Transaction Document to which it is a party to the extent such non-performance was not a consequence of the failure of the Lessee to perform any of its obligations under any of the Transaction Documents.

          SECTION 6.02   Notices. Any notices required or permitted hereunder or
                         -------
under any Transaction Document, or by Law in respect of any Transaction Document, shall be in writing and shall be deemed given and effective when personally delivered, or if sent by registered or certified mail, four Business Days after date of delivery to the post office, or if sent by overnight delivery (express mail or overnight courier), when received, or if sent by telex or telecopy, upon receipt, in each case addressed to the Person required to receive the same at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such Person to the other parties hereto.

          SECTION 6.03   Survival; Entire Agreement. All covenants, agreements,
                         --------------------------
indemnities, representations, and warranties contained in this Participation Agreement, or any other Transaction Document or any document, agreement, or certificate delivered pursuant hereto or thereto shall survive the Closing and the expiration or other termination of this Participation Agreement. This Participation Agreement and the other agreements and documents referred to herein constitute the final and entire expression of the agreement of the parties with respect to the matters contemplated hereby.

          SECTION 6.04   Holders of Notes. All representations, warranties,
                         ----------------
covenants, and agreements contained herein shall be binding on, and shall inure to the benefit of, any transferee of the Series A Lender or the Series B Lender as holder of a Note or Notes. Any request, notice, direction, consent, waiver or other instrument or action by any holder of a Note or Notes shall bind the successors and assigns of such holder.

          SECTION 6.05   Amendments and Waivers. The terms of this Participation
                         ----------------------
Agreement shall not be waived, altered, modified, amended, supplemented, or terminated in any manner whatsoever except by written instrument signed by the parties hereto. The Lenders, the Agent and the Lessor will not without the prior written consent of the Lessee amend Section 1.01, 2.02(d) through 2.02(h), 2.05(d) or 2.08 of the Loan Agreement or otherwise amend the Loan Agreement in a way that would have the effect of an amendment of the term "Required Lenders' Consent", as used in the Loan Agreement, insofar as such term is applicable to the taking or refraining from taking of action under the Lease Agreement by the Lessor or Agent as assignee of the Lessor. No Transaction Document may be amended in a manner which would, in the good faith judgment of Agent, adversely affect the rights of Agent or materially increase the duties of the Agent without the prior written consent of the Agent.

          SECTION 6.06   Governing Law; Consent to Jurisdiction, Etc. (a) This
                         -------------------------------------------
Participation Agreement and each other Transaction Document shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) By the execution and delivery of this Participation Agreement, each of the Lessee, each Permitted Sublessee, the Trust Company, the Lessor, the Equity Participant, each Lender and the Agent irrevocably:

          (i) agrees that any action, suit or proceeding arising out of or relating to this Participation Agreement or any other Transaction Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (collectively, "Related Litigation") may be brought in any state or federal court of competent jurisdiction sitting in the Borough of Manhattan, State of New York, accepts and submits itself to the non-exclusive jurisdiction of any such court, acknowledges the competency of any such court, and agrees that any judgment in any such Related Litigation in any such court shall be binding and conclusive upon such party and its property;

          (ii) waives any objection which it now has or may hereafter have to the laying of venue of any such Related Litigation in any such court or that any such Related Litigation brought in any such court was brought in an inconvenient forum, and waives any right to object, with respect to any such Related Litigation brought in any such court, that such court does not have jurisdiction over such party;

          (iii) consents and agrees to service of any summons, complaint or other legal process in any such Related Litigation by registered or certified United States mail, postage prepaid, to such party at the address for notices referred to in Section 6.02 hereof, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law); and

          (iv)  waives the right to trial by jury in any such Related
Litigation.

          SECTION 6.07   Non-Recourse.  This Participation Agreement is solely a
                         ------------
corporate obligation and no recourse shall be had in respect of any obligation, covenant, or agreement of this Participation Agreement, or referred to herein, against any stockholder, incorporator, director, or officer, as such, past, present, and future, of the parties hereto by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of statute or otherwise.

          SECTION 6.08   Invalidity of Provisions.  Any provision of this
                         ------------------------
Participation Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 6.09   Counterparts. This Participation Agreement may be
                         ------------
executed in any number of counterparts and by the different parties hereto on separate counterparts, all of which together shall constitute a single agreement.

          SECTION 6.10.  No Reliance. The Lessee hereby acknowledges that in
                         -----------
negotiating the terms of this Participation Agreement, the Lease Agreement and the other Transaction Documents to which it is a party and all other related agreements and documents, it has sought, obtained and relied exclusively upon such accounting, actuarial, tax and legal advice from its own or other independent sources as it has deemed necessary, and further acknowledges that none of Equity Participant nor any Lender nor any of the Lessor's or Lender's parent, subsidiaries, affiliates or personnel has represented or warranted the legal, income, sales or other tax, economic, accounting, or other consequences of the terms and provisions hereof and of the other related agreements and documents.

          SECTION 6.11.  Confidentiality.  Except as may be required by law,
                         ---------------
except as contemplated by any of the Transaction Documents and except as may be necessary in connection with the enforcement of the Transaction Documents following an Event of Default under the Lease Agreement, each of the Lessor, Agent and each Lender agrees to use its best efforts not to disclose the existence of the transactions contemplated hereby, the Transaction Documents or any of the parties thereto or to permit any data or information which is clearly marked "confidential" and which relates to the Lessee or the business of the Lessee (other than any data or information which is otherwise publicly available or which is received by any such party in a capacity in which such party is not bound by any restriction of a nature similar to that imposed by this Section 6.11), which data or information the Lessor, Agent or such Lender possesses due to such party's relation to the transactions contemplated hereby, to be out of such party's possession or the contents thereof to be divulged to any other Person; provided, however, that such data or information may be disclosed to the attorneys or accountants of the Lessor, Agent or such Lender and to any Person empowered by law to examine the records of the Lessor, Agent or such Lender and to any potential assignee of the Lessor, Agent or such Lender, which potential assignee shall have, in each case, agreed with such party for the benefit of the Lessee to comply with the terms of this Section 6.11.

          SECTION 6.12.  Interpretation  All covenants, representations and
                         --------------
Events of Default contained herein and in the Transaction Documents shall be given independent effect, so that if any action or condition would violate any of such covenants, would breach any of such representations or would constitute any of such Events of Default, the fact that such action or condition would not violate or breach another covenant or representation or constitute another Event of Default shall not avoid the violation of such covenant, representation or Event of Default.

          Unless the context of the relevant Transaction Document otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in any Transaction Document to "determination" (and similar terms) by Lender include good faith estimates by lender (in the case of quantitative determinations) and good faith beliefs by Lender (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in an agreement refer to the agreement as a whole and not to any particular provision of such agreement. The section and other headings contained in an agreement and the Table of Contents preceding an agreement are for reference purposes only and shall not control or affect the construction of the agreement or the interpretation thereof in any respect. References to sections of any statute or regulation shall be construed also to refer to any successor sections.

          All references in any Transaction Document to the Participation Agreement shall be deemed to refer to this Agreement (as from time to time amended, supplemented or modified), whether or not the provisions of such Transaction Document expressly so specify.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      CREDIT LYONNAIS LOS ANGELES BRANCH,
                         as Series A Lender and Series B Lender

                         By:  /s/ Dianne M. Scott
                              -------------------

                         Its: Vice President and Manager


                         Address for Payment Notices:

                         Credit Lyonnais Los Angeles Branch
                         515 South Flower Street, Suite 2200
                         Los Angeles, California 90071

                         Phone:  (213) 362-5954
                         Telecopy:  (213) 623-3437
                         Telex:  6831990 CREDLAUW

                         Address for Credit Notices:

                         Credit Lyonnais Los Angeles Branch
                         Attention: Eric Dulot, Vice President
                         515 South Flower Street, Suite 2200
                         Los Angeles, California 90071

                         Phone:  (213) 362-5954
                         Telecopy:  (213) 623-3437

                         All payments on or in respect of the Notes to be by bank wire transfer of Federal Funds to Federal Reserve Bank of New York

                         For account:  Credit Lyonnais New York
                         ABA:          026008073
                         In favor of:  Credit Lyonnais Los Angeles Branch
                                       Attention:  Loan Servicing
                                       Ref:  Smart & Final
                                             (Series A or Series B Notes)

                         THE FUJI BANK, LIMITED,
                         LOS ANGELES AGENCY
                         as a Series A Lender and Series B Lender

                         By: /s/ Hirotoshi Naito
                             -------------------

                         Its:  Joint General Manager

                         Address:   333 South Hope St., 39th Floor
                                    Los Angeles, CA 90071


                         Phone:      213-253-4163
                         Telecopy:   213-253-4198
                         Telex:

                         BANK LEUMI LE-ISRAEL B.M.,


                         By: /s/ Jacques Delvoy
                             ------------------

                         Its:  Vice President

                         Address:     8383 Wilshire Blvd., Suite 400
                                      Beverly Hills, CA 90211

                         Phone:       213-966-4747
                         Telecopy:    213-655-5933
                         Telex:

                         THE INDUSTRIAL BANK OF JAPAN, LIMITED
                         LOS ANGELES AGENCY


                         By: /s/ Shusai Nagai
                             ----------------

                         Its:  General Manager

                         Address: 350 South Grand Avenue, Suite 1600 Los Angeles, CA 90071


                         Phone:     213-893-6443
                         Telecopy:  213-488-9840
                         Telex:

                         VIA BANQUE, S.A.



                         By: /s/ Christel Prot
                             -----------------

                         Its:  Sous-Directeur

                         Address:    10 Rue Volney BP 27 75061
                                     Paris, France

                         Phone:      011-33-1-49.26.26.26
                         Telecopy:   011-33-1-49.26.29.29
                         Telex:

                         CREDIT LYONNAIS NEW YORK BRANCH,
                         as Agent

                         By: /s/ David Fink
                             --------------

                         Its: Vice President


                         Address for Payment Notices:

                         Credit Lyonnais New York Branch
                         1301 Avenue of the Americas
                         New York, New York 10019

                         Phone:  (212) 261-7609
                         Telecopy:  (212) 459-3258
                         Telex: __________

                         Address for Credit Notices:

                         Credit Lyonnais New York Branch
                         Attention: _________
                         1301 Avenue of the Americas
                         New York, New York 10019

                         Phone:  (212) 261-7609

               PORT STOCKTON FOOD DISTRIBUTORS, INC.,
               as Permitted Sublessee


               By: /s/ Donald G. Alvarado
                   ----------------------

               Its: Secretary

               Address for Notices:

               4700 South Boyle Avenue
               Los Angeles, California  90058
               Attention:  Martin A. Lynch
               with a copy to:  Donald G. Alvarado

               Phone:  (213) 589-9726
               Telecopy: (213) 589-2074

               SMART & FINAL STORES CORPORATION,
                as Permitted Sublessee

               By: /s/ Richard Phegley
                   -------------------

               Its: Vice President, Treasurer


               Address for Notices:

               4700 South Boyle Avenue
               Los Angeles, California  90058
               Attention:  Martin A. Lynch
               with a copy to:  Donald G. Alvarado

               Phone:  (213) 589-9726
               Telecopy: (213) 589-2074

               SMART & FINAL INC.,
              as Lessee

               By:  /s/ Donald G. Alvarado
                    ----------------------
               Its:   Sr. V.P. Law/Development

               Address for Notices:

               4700 South Boyle Avenue
               Los Angeles, California  90058
               Attention:  Martin A. Lynch
               with a copy to:  Donald G. Alvarado

               Phone:  (213) 589-9726
               Telecopy: (213) 589-2074

               FLEET NATIONAL BANK
               not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, as the Lessor

               By:  /s/ E.C. Hammer
                    ---------------
               Its:   Vice President


               Address for Notices:

               777 Main Street
               CTM0/0238
               Hartford, Connecticut 06115
               Attention: Corporate Trust Administration
                (Smart & Final Inc.
                1994 Lease Financing)

               Phone:  (860) 986-2064
               Telecopy: (860) 986-7920

               CREDIT LYONNAIS LEASING CORP.,
               as Equity Participant

               By: /s/ L.M. Wertheim
                   -----------------

               Its: Vice President/Secretary


               Address for Payment Notices:

               Credit Lyonnais New York
               Attention:  Ilysa Reich
               1301 Avenue of the Americas
               New York, New York 10019

               Phone:  (212) 261-7808
               Telecopy:  (212) 261-3448


               Address for Credit Notices:

               Credit Lyonnais New York
               Attention:  Ilysa Reich
               1301 Avenue of the Americas
               New York, New York 10019

               Phone:  (212) 261-7808
               Telecopy:  (212) 261-3448


               All payments to the Equity Participant are to be made by
                 bank wire transfer of Federal Funds to Federal Reserve Bank of New York

               For account:  Credit Lyonnais New York Branch
               ABA:          026008073
               In favor of:  Credit Lyonnais Leasing Corp.
                             A/C No. 01-00983-0001-00-001
                             Attention:  Loan Servicing
                    Ref:  Smart & Final (Equity Payments)]

                                   EXHIBIT A

                        TO THE PARTICIPATION AGREEMENT



                              DEFINITION SCHEDULE
                              -------------------


     As used in the Participation Agreement to which this Definition Schedule is Exhibit A and in each other Transaction Document, as defined below, the following terms shall have the respective meanings assigned thereto and the rules of construction set forth at the end of this Definition Schedule shall apply:

     "Administration Fee" shall mean the annual fee set forth and identified as such and the Commitment Letter.

     "Advances" shall mean the reimbursement by the Lessor to the Lessee of the Lessor's Share of Improvement Cost under the Agency Agreement, which reimbursement shall be evidenced by the execution and delivery of a Lease Supplement.

     "Advance Date" shall have the meaning assigned thereto in Section 1.07 of the Participation Agreement.

     "Agency Agreement" shall mean the First Amendment and Restatement, dated as of June 20, 1997, to the Agency Agreement, dated as of December 15, 1994, between the Lessor and the Lessee, relating to the Leased Premises as the same may be amended from time to time.

     "Affiliate" shall mean, with respect to any Person, another Person which directly, or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person.

     "Agent" shall mean Credit Lyonnais New York Branch, in its capacity as Agent for the Lenders under the Loan Agreement and any successor appointed as provided in Section 6.10 of the Loan Agreement.

     "Appraised Value" shall have the meaning assigned thereto in Section 3.02(c)(ii) of the Participation Agreement.

     "Appraiser" shall mean any independent MAI appraiser selected by the Agent and reasonably acceptable to the Lessee.

     "Arrangement Fee" shall mean the amount set forth and identified as such in the Commitment Letter.

     "Base Rate" means the interest rate per annum equal to the greater of (i) the Federal Funds Rate plus 0.50% per annum and (ii) the interest rate per annum announced from time to time by the Agent as its prime commercial lending rate. Interest on an Base Rate Note shall be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed in the period during which it accrues and the Base Rate shall reflect any change in such prime rate or the Federal Funds Rate, effective as of the opening of business on the day on which such change in such prime rate or Federal Funds Rate becomes effective.

     "Base Rate Note" means any Note when and to the extent that the interest rate therefor is determined by reference to the Base Rate.

     "Base Term" shall have the meaning assigned thereto in Section 3 of the Lease Agreement.

     "Basic Rent" shall mean the rent payable on each Payment Date during the Lease Term pursuant to Section 4 of the Lease Agreement, and shall equal the sum of a Principal Component and an Interest Component. The "Principal Component" on any Payment Date shall on or prior to December 31, 2000 shall be zero and thereafter shall equal the amount set forth opposite such date on Schedule 2 hereto. The "Interest Component" on any Payment Date equals the product of the Finance Rate for the related Payment Period and the Outstanding Property Cost during such Payment Period, calculated using the same day count convention as is applicable to the interest rate (LIBOR Rate Eurodollar Rate or Base Rate, as applicable) on which the Finance Rate is based for such period (or, in the case of a blended rate, to the extent that the Finance Rate is based on each such interest rate). If it is necessary to determine the Basic Rent due on a date other than a Payment Date, the Basic Rent shall consist only of an "Interest Component" equal to the product of the Finance Rate for the relevant period and the Outstanding Property Cost during such period.

     "Business Day" shall mean any day, other than a Saturday, Sunday, on which banking institutions are not authorized or obligated to close in New York City or the city in which the principal office of the Trust Company is located; and, with respect to calculations using the LIBOR Rate, dealings are carried on in the London interbank market.

     "Certificate Balance" shall mean, as of any date, the unpaid principal balance of the Equity Participant's investment in the Lessor, determined as if the Equity Participant's equity contributions under for Section 1.02 of the Participation Agreement were loans under the Loan Agreement (evidenced by Notes) bearing interest at the Certificate Rate.

     "Certificate Rate" shall mean interest calculated in an identical manner as interest on the Notes is calculated, except that the interest rate determined by reference to either of the LIBOR Rate or the Eurodollar Rate shall be the LIBOR Rate or the Eurodollar

Rate, as applicable, plus 1.75% per annum through December 31, 1999, and the
                                --- -----
LIBOR Rate or the Eurodollar Rate, as applicable, plus 2.00% per annum
                                                             --- -----
thereafter.

     "Change Order" shall have the meaning assigned thereto in Section 4.11 of the Agency Agreement.

     "Closing", "Closing Date" and "Closing Notice" shall have the meanings specified in Section 1.07 of the Participation Agreement.

     "Code" shall mean the Internal Revenue Code of 1986.

     "Commitment Letter" shall mean the commitment letter of Credit Lyonnais to the Lessee, dated November 29, 1994.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Lessee within the meaning of Section 4001 of ERISA or is part of a group which includes the Lessee and which is treated as a single employer under Section 414 of the Code.

     "Completion Certificate" shall have the meaning assigned thereto in Section
4.18 of the Agency Agreement.

     "Completion Date" shall mean, for the Improvements for any Leased Premises, the earlier of (i) the estimated completion date set forth in the Final Construction Plans therefor plus one month or (ii) May 31, 1997.

     "Consolidated Cash Flow" shall mean, as of any date and for any period, the sum of consolidated net income (excluding non-cash unusual items and excluding the effect of deferred taxes and minority interest in earnings for such period), plus depreciation, amortization and lease expense (to the extent deducted in
----
determining net income) for such period.

     "Consolidated Indebtedness" shall mean, as to any Person, (i) consolidated capital lease obligations of such Person, the consolidated principal amount of off balance sheet "synthetic" leases and eight times the amount of the consolidated operating Lease expenses for the relevant period and (ii) other consolidated indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the consolidated deferred purchase or acquisition price of property or services other than accounts payable (other than for borrowed money) incurred in the ordinary course of business of such Person; without limiting the generality of the foregoing, such term shall include all Indebtedness of others guaranteed by such Person.

     "Consolidated Subsidiaries" shall mean, when used with reference to current assets, current debt, current liabilities, debt, stockholder's equity or total assets shall mean the aggregate of current assets, current debt, current liabilities, debt, stockholder's equity or total assets, as the case may be, of the Lessee and its Subsidiaries, after elimination all offsetting debits and credits between the Lessee and its Subsidiaries and all other items required to be eliminated in accordance with generally accepted accounting principles.

     "Consolidated Tangible Net Worth" shall mean, as of the date of determination thereof, the excess of total consolidated assets over total consolidated liabilities, total consolidated assets and total consolidated liabilities each to be determined as to both classification of items and amounts in accordance with generally accepted accounting principles and excluding all minority interests; provided, that there shall be excluded from total consolidated assets (i) all assets which would be classified as intangible assets under generally accepted accounting principles, including but not limited to goodwill and deferred charges, (ii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, (iii) applicable reserves, allowances and other similar properly deductible items (other than those relating to net foreign exchange losses which shall only be excluded to the extent such losses exceed $5 million in any fiscal year), and (iv) any revaluation or other write-up in book value of assets.

     "Construction Agent" shall mean Smart & Final Inc. as construction agent under the Agency Agreement.

     "Construction Plans" shall mean, with respect to each Leased Premises, the detailed construction plans and specifications of a licensed architect or engineer for the Improvements for such Leased Premises including the construction budget, Estimated Improvement Cost and the estimated date that the Improvements will be Substantially Complete, prepared by or on behalf of the Construction Agent.

     "Distribution Center" shall mean the Leased Premises located at 4343 East Fremont Street, Stockton, California.

     "Environmental Consultant" shall mean any independent environmental consultant selected by the Agent and reasonably acceptable to the Lessee.

     "Environmental Laws" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or other requirements of law (including common law) regulation, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment, or worker health or safety, as now or may at any time hereafter be in effect.

     "Environment Put Event" shall mean, with respect to any Leased Premises, the occurrence of any of the following events:

     (i)  any representation or warranty contained in Section 2.01(u) through
     (z) of the Participation Agreement, with respect to such Leased Premises, shall not be true and correct as of such date;

     (ii) failure to observe any covenant contained in Section 4.03(j) of the Participation Agreement with respect to such Leased Premises; or

     (iii) failure to comply with Section 4.08 of the Agency Agreement with
     respect to   such Leased Premises,

if the potential liability resulting therefrom to the Indemnitees (considered as a group) exceeds $500,000 or is material but can not be estimated.

     "Equity Participant" shall mean Credit Lyonnais Leasing Corp., in its capacity as Equity Participant under the Participation Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Estimated Improvement Cost" shall mean, as of any date, with respect to a Leased Premises, the Construction Agent's estimate of the Improvement Cost for such Leased Premises as set forth in the Final Construction Plans, or if the same have not been submitted, the Initial Construction Plans; provided, that the total Estimated Improvement Cost of all Leased Premises shall in no event exceed $30,000,000 less the aggregate amount of Purchase Price paid by the Lessor.

     "Eurocurrency Reserve Requirement" means, for a LIBOR Note or a Eurodollar Note and for any Payment Period therefor, the daily average of the stated maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Payment Period under Regulation D for member banks of the Federal Reserve System in New York City with deposits exceeding five billion dollars against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit or proration, exemptions, or offsets that might otherwise be available from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required by the Board of Governors of the Federal Reserve System to be maintained by such member banks against (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate for LIBOR Notes is to be determined; (ii) any category of extension of credit or other assets that include loans bearing a LIBOR Rate; or (iii) any category of liabilities that includes deposits by reference to which the Eurodollar Rate for Eurodollar Notes is to be determined; or (iv) any category of extension of credit or other assets that include loans bearing a Eurodollar Rate.

     "Eurodollar Note", "Eurodollar Series A Note" and "Eurodollar Series B Note" mean any Note when and to the extent that the interest rate therefor is determined by reference to the Eurodollar Rate for a Eurodollar Period.

     "Eurodollar Period" means, with respect to any Payment Period, a period of seven days to three-months for which the Eurodollar Rate is available; provided that an Eurodollar Period shall not extend beyond the end of such Payment Period.

     "Eurodollar Rate" means, with respect to any Eurodollar Period, (i) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), which shall be the same for each day in a Eurodollar Period, determined by the Agent (which shall include any banking affiliate of the Agent) on the basis of the offered rates quoted to the Agent in the New York interbank market for deposits in eurodollars having a term equal to such Eurodollar Period in an amount equivalent to the then outstanding principal amount of the Notes, determined as of the first day of such Eurodollar Period, divided by (ii) a percentage equal to 100% minus the applicable Eurocurrency Reserve Requirement
                         -----
for such Eurodollar Period. Interest on any Eurodollar Note shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the period during which it accrues.

     "Eurodollar Note", "Eurodollar Series A Note" and "Eurodollar Series B Note" shall have the meanings assigned thereto in Article I of the Loan Agreement.

     "Eurodollar Rate" shall have the meaning assigned thereto in Article I of the Loan Agreement.

     "Event of Default" and Default" when referred to in connection with (a) the Lease Agreement, shall mean any of the events described in Section 19 of the Lease Agreement, (b) the Loan Agreement, any of the events described in Section
5.01 of the Loan Agreement, (c) the Agency Agreement, shall mean any of the events described in Section 5.01 of the Agency Agreement, and (d) the Participation Agreement, the breach of any term, condition or covenant of the Participation Agreement by any of the Lessee or any Permitted Sublessee after the passage of any relevant grace, use or notice period, and any of the events described in clause (a), (c) or (d) of this definition.

     "Event of Loss" shall mean, with respect to any Leased Premises (i) the destruction, damage beyond repair, or rendition of such Leased Premises or any substantial part thereof permanently unfit for normal use for any reason whatsoever, (ii) the damage of Leased Premises having an estimated repair cost thereof in excess of $500,000 (or, in the case of the Distribution Center, $3,000,000) or (iii) the condemnation, confiscation, seizure, or requisition of use or title to such Leased Premises or any substantial part thereof by any governmental authority under the power of eminent domain or otherwise.

     "Excluded Amounts" shall mean (i) all proceeds of liability, and, in the case of any Leased Premises, property damage, insurance owing or payable to the Lessor for its own account or in its individual capacity pursuant to any insurance policies maintained under Section 10 of the Lease Agreement and (ii) any indemnities or other amounts payable to or in favor of obligee for its own account or in its individual capacity under Section 4.02 of the Participation Agreement, and regardless of whether payable in a lump sum or as an addition to, or increase in, Basic Rent.

     "Fair Market Sales Value" shall mean, in respect of any Leased Premises, the sale price thereof which would obtain in an arm's-length sale between an informed and willing buyer and an informed and willing seller, in each case under no compulsion to buy or sell, and the assumption that the Leased Premises is in the condition required by Section 9 of the Lease Agreement.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate
     --------
for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted by two or more federal funds brokers to Agent on such day on such transactions as determined in good faith by the Agent.

     "Final Construction Plans" shall mean, with respect to any Leased Premises, the Final Construction Plans for such Leased Premises submitted to the Lessor and the Agent at least 30 days prior to the commencement of construction of the Improvements for such Leased Premises.

     "Final Loan Policy" shall have the meaning assigned thereto in Section 3.03(c) of the Participation Agreement.

     "Final Construction Plans" shall mean, with respect to any Leased Premises, the Final Construction Plans for such Leased Premises submitted to the Lessor and the Agent at least 30 days prior to the commencement of construction of the Improvements for such Leased Premises.

     "Final Owner's Policy" shall have the meaning assigned thereto in Section 3.03(c) of the Participation Agreement.

     "Finance Rate" shall mean, for any Payment Period, (i) if the LIBOR Rate or the Eurodollar Rate is in effect under the Loan Agreement throughout such Payment Period, the LIBOR Rate or the Eurodollar Rate in effect on the first day of such Payment Period plus 0.56930% per annum though December 31, 1999 and thereafter, 0.86144% per annum through March 31, 2001 and thereafter, 0.86208% per annum through June 30, 2001 and thereafter, 0.86275% per annum through September 30, 2001 and thereafter, 0.86342% per annum; (ii) if the Base Rate is in effect under the Loan Agreement throughout such Payment Period, the Base Rate in effect from time to time during such Payment Period; (iii) if neither the Base Rate nor the LIBOR Rate nor the Eurodollar Rate is exclusively in effect under Loan Agreement during such Payment Period, a blended rate derived from the outstanding principal amount of the Notes to which, the Base Rate and either the LIBOR Rate or the Eurodollar Rate, as the case may be, respectively, were applicable during such Payment Period, on the assumption that during such Payment Period all LIBOR Notes and Eurodollar Notes bore interest at the rate specified in clause (i) above; and (iv) under the circumstances and period specified in Section 3(d) of the Lease Agreement, the Finance Rate shall be the Late Payment Rate, instead of the rate specified in clauses (i) through (iii) above.

     "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

     "Governmental Action" shall mean any consent or approval of, or any giving of notice to, or any registration, filing or recording with, or any other action in respect of, any Official Body.

     "Hazardous Materials" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products of any other substances, materials or wastes, regulated by or the source of potential liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Improvements" shall mean, for any Leased Premises, all improvements and fixtures and all other tangible personal property described in the Final Construction Plans for the construction of retail stores (other in the case of the Distribution Center) on such Leased Premises, and now or hereafter placed on, affixed or appurtenant to, such Leased Premises by the Lessee, as agent for the Lessor pursuant to the terms hereof, together with any and all accessions, additions, improvements, substitutions and replacements thereto or therefor.

     "Improvement Cost" shall mean the actual costs incurred by the Lessee, as agent for the Lessor, with respect to the Improvements, in accordance with the terms hereof, in performing or causing to be performed the Work or otherwise in performance of the Lessee's obligations hereunder; and, all Basic Rent paid under the Lease Agreement for the period ending on May 31, 1997.

     "Indebtedness" shall mean, as to any Person, capital lease obligations of such Person and other indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services other than accounts payable (other than for borrowed money) incurred in the ordinary course of business of such Person; without limiting the generality of the foregoing, such term shall include all Indebtedness of others guaranteed by such Person.

     "Indemnitee" shall have the meaning given to such term in Section 4.02(a) of the Participation Agreement.

     "Initial Construction Plans" shall mean, with respect to any Leased Premises, the Construction Plans for such Leased Premises submitted to the Lessor and the Agent on or prior to the Closing Date for such Leased Premises.

     "Land" shall have the meaning assigned thereto in Section 3.03(c) of the Participation Agreement.

     "Late Payment Rate" means the Base Rate plus 2.00% per annum.

     "Lease Agreement" shall mean the First Amendment and Restatement, dated as of June 20, 1997,to the Lease Agreement dated as of December 15, 1994, between the Lessor and the Lessee, including each Lease Supplement executed in connection therewith, as the same may be amended from time to time in accordance with the terms thereof.

     "Lease Supplement" shall mean a Lease Supplement executed by the Lessor and the Lessee in substantially the form attached as Exhibit A to the Lease Agreement.

     "Lease Term" shall have the meaning assigned thereto in Section 3 of the Lease Agreement.

     "Leased Premises" shall mean the fee simple interest in a parcel of property or the ground lease relating to a parcel of real property which, in either case, is made subject to the Lease Agreement by the execution and delivery of a Lease Supplement, including all buildings and improvements thereon at the related Closing Date or thereafter and any accessions, additions, improvements, substitutions and replacements thereto.

     "Lender" and "Lenders" shall individually and collectively refer to the Series A Lenders and the Series B Lenders.

     "Lessee Obligations" shall mean all indebtedness and other obligations and liabilities of the Lessee to the Lessor, Agent or any Lender from time to time arising under or in connection with or related to or evidenced by or secured by or under color of the Lease Agreement or any other Transaction Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations and liabilities are unsecured, joint or several, absolute or continent, due or to become due, whether for payment or performance, now existing or hereafter arising.

     "Lessor" or "Owner Trustee" shall mean Shawmut Bank Connecticut, National Association, a national banking association, its successors and assigns not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

     "Lessor Lien" shall mean any Lien on the Leased Premises or the Lease Agreement to the extent resulting from (i) claims against, the Lessor, the Trust Company, in its individual capacity, or the Equity Participant, not related to the transactions contemplated by the Transaction Documents, (ii) any act or omission of the Lessor, the Trust Company, in its individual capacity, or the Equity Participant, which is not related to the transactions contemplated by the Transaction Documents or is in violation of any of the terms of the Transaction Documents, (iii) claims against the Lessor, the Trust Company, in its individual capacity, or the Equity Participant related to Taxes which are excluded from the indemnification provided by Section 4.02(b) of the Participation Agreement, or (iv) claims against the Lessor or the Equity Participant arising out of the voluntary transfer by the Lessor or the Equity Participant of its interest in the Leased Premises, the Lease Agreement or any part thereof, other than a transfer pursuant to Section 14(b), 15, 16 or 20 of the Lease Agreement.

     "Lessor's Share of Improvement Cost" shall mean, as of any Advance Date, the lesser of (i) the excess of the Estimated Improvement Cost as of such date for all Leased Premises over the sum of the Lessee's estimate of the balance to complete the Work for all Leased Premises as of such date (as set forth in the related Requisition Certificate) plus the total Advances thereto previously made or (ii) the excess of the total Improvement Cost as of such date (as set forth in the related Requisition Certificate) over the Advances previously made by the Lessor.

     "LIBOR Note", "LIBOR Series A Note" and "LIBOR Series B Note" mean any Note when and to the extent that the interest rate therefor is determined by reference to the LIBOR Rate.

     "LIBOR Rate" means, with respect to any Payment Period, (i) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), which shall be the same for each day in a LIBOR Note Payment Period, determined by the Agent (which shall include any banking affiliate of the Agent) on the basis of the offered rates per annum for deposits in United States dollars quoted to the Agent in the London interbank market for United States dollar deposits of a three month term in an amount equivalent to the then outstanding principal amount of the Notes, determined as of 11:00 A.M., London time, two London Business Days before the first London Business Day of such Payment Period, divided by (ii) a percentage equal to 100% minus the applicable
                                                   -----
Eurocurrency Reserve Requirement for such Payment Period; interest on a LIBOR Rate Note shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the period during which it accrues.

     "Lien" shall mean any mortgage, deed or trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sales or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Loan Agreement" shall mean the First Amendment and Restatement, dated as of June 20, 1997, to the Loan Agreement dated as of December 15, 1994 among the Lessor, the Lenders and Agent as the same may be amended from time to time in accordance with the terms thereof.

     "Loan Policy" shall have the meaning assigned thereto in Section 3.02(c)(vii) of the Participation Agreement.

     "London Business Day" shall mean a day for dealing in deposits in United States dollars by and among banks in the London interbank market and which is also a Business Day.

     "Material Adverse Effect" shall mean, with respect to the Lessee, the Permitted Sublessees or any Subsidiary of any thereof, (i) any material adverse effect on the business, properties, conditions (financial or otherwise) or operations, present or prospective, of the Lessee, the Permitted Subsidiaries or their Subsidiaries since March 31, 1997, (ii) any material adverse effect on the ability of the Lessee, the Permitted Sublessees or their Subsidiaries to perform their respective obligations under any of the Transaction Documents, or (iii) any material adverse effect on the legality, validity, binding effect or enforceability of any of the Transaction Documents to which the Lessee or Permitted Sublessees are a party, in each case as determined by the Agent.

     "Maturity Date" means, with respect to any of the Notes, December 31, 2001, or such later date as consented to in writing by all the Lenders and the Equity Participant.

     "Memorandum of Lease" shall mean each Memorandum of Lease, Lessee's Estoppel, Subordination, Non-Disturbance and Attainment Agreement executed and delivered by the Lessor, the Lessee and the Agreement in substantially the form attached as Exhibit C to the Lease Agreement.

     "Mortgage and Assignment Agreement" shall mean, with respect to any Leased Premises located in California, each Deed of Trust with Assignment of Rents, Security Agreement, and Fixture Filing between the Lessor and the Lessee and each Memorandum of Lease, Lessee's Estoppel, Subordination, Non-Disturbance and Attornment Agreement (California form), and with respect to any Leased Property located in Florida, each Mortgage with Assignment of Rents and Security Agreement between the Lessor and the Lessee and each Memorandum of Lease, Lessee's Estoppel, Subordination, Non-Disturbance and Attornment Agreement (Florida form) in the form attached hereto as Exhibit B, as same may be amended from time to time in accordance with the terms thereof; and with respect to any Leased Premises located in a state other than California or Florida such similar agreements and instruments as are reasonably acceptable to the Agent and its counsel.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and covered by Title IV thereof, and to which the Lessee or any Commonly Controlled Entity contributes or was obligated to contribute in the immediately preceding five years.

     "Notes" shall collectively refer to the Series A Notes and the Series B Notes issued under the Loan Agreement.

     "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Outstanding Property Cost" shall mean, as of any date, aggregate Property Cost theretofore paid by the Lessor less the aggregate amount of Termination Value payments received prior to such date by the Lessor and less the aggregate amount of the Principal Component of Basic Rent theretofore received by the Lessor.

     "Owner's Policy" shall have the meaning assigned thereto in Section 3.02(c)(vi) of the Participation Agreement.

     "Participation Agreement" shall mean the First Amendment and Restatement,
dated as of June    , 1997, to the Participation Agreement, dated as of December
15, 1994, among the Lessee, the Lessor, the Series A Lender, the Series B Lender, the Equity Participant and the Agent, and the schedules and exhibits thereto, as the same may be amended from time to time in accordance with the terms thereof.

     "Payment Date" shall mean the last day of each Payment Period.

     "Payment Period" means, with respect to any Note, the period commencing on the initial Closing Date and ending on December 31, 1994, the period commencing on December 31, 1994, and ending on March 31, 1995, and each of the twenty-seven
(27) subsequent periods commencing on the last day of the immediately preceding period and ending on the numerically corresponding day in the third calendar month thereafter, except that each such period that commences on the last London Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Business Day of the appropriate subsequent calendar month; provided, however, the Payment Period for the principal on any Note which is advanced during a three- month Payment Period shall be from the date of such advance and ending on the last day of such Payment Period; further, provided, however, that all of the foregoing provisions shall be subject to the following:

     (i) any Payment Period that would otherwise end after the last day of the Lease Term shall end on such day; and

     (ii) if a Payment Period would end on a day that is not a London Business Day, such Payment Period shall be extended to the next London Business Day unless such London Business Day would fall in the next calendar month, in which event such Payment Period shall end on the immediately preceding London Business Day.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Liens" shall mean (i) the respective rights of the Lessor and the Lessee provided in the Lease Agreement and the Lien on the Leased Premises in favor of the

Agent created by the Mortgage and Assignment Agreement, (ii) Liens for taxes not yet due or, so long as any Event of Default shall not have occurred and remain continuing, which taxes are being contested in good faith by appropriate proceedings diligently pursued and as to which taxes any appropriate reserves required by generally accepted accounting principles have been made on the books of the Lessee, (iii) inchoate supplier's, materialmen's, mechanics', worker's, repairmen's, employees' or other like Liens arising in the ordinary course of business and not yet due or, so long as no Event of Default shall have occurred and remain continuing which Liens are being contested in good faith by appropriate proceedings diligently pursued and as to which Liens appropriate reserves required by generally accepted accounting principles have been made on the books of obligor, (iv) the rights of sublessee expressly permitted under the Lease Agreement and (v) Liens arising out of judgments against the Lessee which are being appealed and, if an Event of Default or Unmatured Default under the Lease Agreement shall then exist, have been fully bonded during appeal.

     "Permitted Sublease" shall mean a sublease relating to the Leased Premises between the Lessee and the Permitted Sublessees.

     "Permitted Sublessees" shall mean each of Smart & Final Stores Corporation and Port Stockton Food Distributors, Inc.

     "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint-venture, joint-stock company, Official Body or any other entity.

     "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Lessee or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Properties" shall have the meaning assigned thereto in Section 2.01(t) of the Participation Agreement.

     "Property Cost" shall mean the aggregate amount of Purchase Price and Advances paid by the Lessor.

     "Purchase Price" shall mean, with respect to a Leased Premises, the aggregate purchase price paid by the Lessor for such Leased Premises to the vendor thereof and the other Persons entitled thereto, together with all closing costs and expenses paid by the Lessor, as set forth on the related Lease Supplement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time.

     "Renewal Term" shall mean the twenty-six consecutive one-year terms succeeding the term of the then current Renewal Term, if any, the first of which shall commence on the last day of the Base Term and the remaining of which shall commence on the last day of the then current Renewal Term, if any, and the last of which shall end on December 31, 2024.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S)2615.

     "Required Lenders' Consent" at a given time shall mean the direction to Agent to take an action or omit to take an action made in writing by holders representing at least (i) in the case of any direction to Agent to take any action except as specified in (ii) below, 66 2/3% of the aggregate principal amount of the Notes then outstanding and (ii) in the case of any instance involving the reduction of the principal amount of or the extension of the time scheduled for payment of principal of any Note or reduction of the rate of interest or extension of the time for payment of interest borne by any Note or the reduction or postponement of the date for payment of any other fees, expenses, indemnities or amounts payable under any Note or to the holder thereof, the holder of such Note.

     "Requisition Certificate" shall have the meaning assigned thereto in
Section 3.02(a) of the Agency Agreement.

     "Residual Guaranty Payment" shall mean 84.28% of the Outstanding Property Cost on December 31, 2000.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Lessee's capital stock declared or authorized as such by the board of directors of the Lessee (except dividends payable solely in shares of its capital stock), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Lessee's common stock or (b) any option, warrant or other right to acquire shares of the Lessee's capital stock.

     "Senior Financial Officer" shall mean the president, the chief financial officer, any executive vice-president and the comptroller or controller of the Lessee.

     "Series A Lender" shall have the meaning assigned thereto in the Loan Agreement.

     "Series A Notes" shall have the meaning assigned thereto in the Loan Agreement.

     "Series B Lender" shall have the meaning assigned thereto in the Loan Agreement.

     "Series B Notes" shall have the meaning assigned thereto in the Loan Agreement.

     "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Sublease Supplement" shall mean a Sublease Supplement executed by the Lessee and a Permitted Sublessee in substantially the form attached as Exhibit A to the Subsidiary Sublease.

     "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned indirectly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

     "Subsidiary Sublease" shall mean each Sublease and Assignment dated as of December 15, 1994 between the Lessee and a Permitted Sublessee, including each Sublease Supplement executed in connection therewith, as the same may be amended from time to time in accordance with the terms thereof, a copy of the form of which is attached as Exhibit B to the Lease Agreement.

     "Substantially Complete" shall mean, with respect to any Leased Premises, that (a) the materials and equipment for the Improvements have been installed thereon and are functional, (b) the electrical, lighting, heating and plumbing systems have been installed and tested, (c) such Leased Premises and the Improvements are ready for occupancy and use, (d) the Improvements have been constructed in accordance with the Final Construction Plans for such Leased Premises and (e) satisfaction of the conditions specified in Section 4.18 hereof; provided, however, the following circumstances shall be disregarded if
        --------
remedied, cured or resolved within 120 days thereafter:

               (i) any redundant part or piece which is missing or inoperable which does not affect the occupation or use of the Leased Premises or Improvements;

               (ii) any disputed contract issue which has been submitted for arbitration or litigation;

               (iii) any non-conforming item which has been agreed to be corrected and the material placed on order which does not affect the occupation or use of the Leased Premises or Improvements; or

               (iv) any punchlist items which will not prevent use and occupancy of the Leased Premises or Improvements.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations which the Lessee assumes or agrees to pay under the Lease Agreement or any other Transaction Document to the Lessor or others, including payments of Termination Value and indemnities, but excluding Basic Rent.

     "Survey" shall have the meaning assigned thereto in Section 3.03(d) of the Participation Agreement.

     "Tangible Net Worth" means, with respect to any Person, the common stockholders' equity of such Person; minus the following (to the extent
                                     -----
reflected in determining such common stockholders' equity): (i) all write-ups subsequent to the date hereof in the book value of any asset owned by such Person, (ii) all investments in Persons other than wholly-owned consolidated Subsidiaries of such Person minus the following (to the extent reflected in
                            -----
determining such common stockholders' equity): (i) all write-ups subsequent to the date hereof in the book value of any asset owned by of such Person, (ii) all investments in Persons other than wholly-owned consolidated Subsidiaries of such Person and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, all determined in accordance with generally accepted accounting principles and
(iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, all determined in accordance with generally accepted accounting principles.

     "Taxes" shall have the meaning given such term in Section 4.02(b) of the Participation Agreement.

     "Termination Value" shall mean, as of any date, the Outstanding Property Cost as of such date. The Termination Value for any Leased Premises shall be the portion of the Termination Value allocable to such Leased Premises as calculated by the Agent, which calculation absent manifest error shall be conclusive.

     "Transaction Documents" shall mean the Lease Agreement, each Lease Supplement, each Subsidiary Subleases, each Sublease Supplement, the Loan Agreement, the Participation Agreement, the Mortgage and Assignment Agreements, the Agency Agreement and the Notes.

     "Trust Agreement" shall mean the Trust Agreement dated as of December 15, 1994, between the Equity Participant and the Trust Company.

     "Trust Company" shall mean Fleet National Bank (as successor to Shawmut Bank Connecticut, National Association), a national banking association, and its successors and assigns.

     "Trust Company Officer" means an officer in the corporate trust office of the Trust Company at which the Trust Estate is administered.

     "Trust Estate" shall mean all estate, right, title and interest of the Lessor in and to the Leased Premises, the Trust Agreement, the Lease Agreement, each Lease Supplement, each Subsidiary Sublease, each Sublease Supplement, the Loan Agreement and including, without limitation, (i) all amounts of Basic Rent, Supplemental Rent, including, without limitation Termination Value) and other payments of any kind for or with respect to the Leased Premises or payable under any of the foregoing and (ii) any or all payments or proceeds received by the Owner Trustee after the termination of the Lease with respect to all or any part of the Leased

Premises as the result of the sale, lease or other disposition thereof, but excluding in all cases Excluded Amounts;

     "UCC" shall mean the Uniform Commercial Code of the applicable jurisdiction.

     "Unmatured Event of Default" shall mean an event, act or condition which with notices or lapse of time or both would constitute an Event of Default.

     "Unmatured Event of Default" shall mean an event, act or condition which with notice or lapse of time or both would constitute an Event of Default.

     "Work" means all items of work required by the Agency Agreement and the applicable Final Construction Plans necessary to design, acquire, construct and install the Improvements, provided that the Work shall not consist of more than twenty stores and two distribution centers.

                                   EXHIBIT B
                        TO THE PARTICIPATION AGREEMENT



                   FORM OF MORTGAGE AND ASSIGNMENT AGREEMENT



THE FORM OF MORTGAGE FROM THE ORIGINAL PARTICIPATION AGREEMENT IS INCORPORATED HEREIN BY REFERENCE.

                                  SCHEDULE 1
                        TO THE PARTICIPATION AGREEMENT



                             LENDERS' COMMITMENTS



     ALL ADVANCES HAVE BEEN FULLY FUNDED.



CL (Equity Portion)           $900,000 (C Note)


                         A NOTE          B NOTE           TOTAL        "A" PERCENT    "B" PERCENT

Credit Lyonnais      $ 7,906,680.40   $1,193,319.60   $ 9,100,000.00    31.2714776%    31.2714780%
Via Banque           $ 4,344,329.90   $  655,670.10   $ 5,000,000.00    17.1821306%    17.1821305%
Bank Leumi           $ 4,344,329.90   $  655,670.10   $ 5,000,000.00    17.1821306%    17.1821305%
Fuji Bank            $ 4,344,329.90   $  655,670.10   $ 5,000,000.00    17.1821306%    17.1821305%
IBJ                  $ 4,344,329.90   $  655,670.10   $ 5,000,000.00    17.1821306%    17.1821305%

                     $25,284,000.00   $3,816,000.00   $29,100,000.00    100.000000%    100,000000%

                                  SCHEDULE 2
                        TO THE PARTICIPATION AGREEMENT



               SCHEDULE OF PRINCIPAL COMPONENT OF BASIC RENT/1/


          Payment Date       Principal Component Percentage
          ------------       ------------------------------

          On or before
          December 31, 2000             0%

          March 31, 2001                1.042%

          June 30, 2001                 1.042%

          September 30, 2001            1.042%

          December 31, 2001             Remaining principal balance


-----------------------
/1/ The Principal Component for any date is the percentage set forth opposite such date multiplied by the excess of the Outstanding Property Cost on December 31, 2000 over any Termination Value payments made after December 31, 2000.